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                                                                       Exhibit 4

                              JLG INDUSTRIES, INC.,

                        THE NOTE GUARANTORS PARTY HERETO

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                          8 1/4% SENIOR NOTES DUE 2008

                                    INDENTURE

                             DATED AS OF MAY 5, 2003

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                                TABLE OF CONTENTS

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                                                ARTICLE I
                               DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.      Definitions............................................................                1
Section 1.2.      Incorporation by Reference of Trust Indenture Act......................               35
Section 1.3.      Rules of Construction..................................................               35

                                                ARTICLE II
                                                 THE NOTES

Section 2.1.      Form and Dating........................................................               36
Section 2.2.      Execution and Authentication...........................................               36
Section 2.3.      Registrar and Paying Agent.............................................               37
Section 2.4.      Paying Agent To Hold Money in Trust....................................               38
Section 2.5.      Holder Lists...........................................................               38
Section 2.6.      Transfer and Exchange..................................................               38
Section 2.7.      Mutilated, Destroyed, Lost or Stolen Notes.............................               38
Section 2.8.      Temporary Notes........................................................               39
Section 2.9.      Cancellation...........................................................               39
Section 2.10.     Defaulted Interest.....................................................               39
Section 2.11.     CUSIP and ISIN Numbers.................................................               40
Section 2.12.     Additional Notes.......................................................               40
Section 2.13.     Additional Interest Under Registration Rights Agreements...............               41
Section 2.14.     No Redemption Prior to the Maturity Date...............................               41

                                                ARTICLE III
                                                 COVENANTS

Section 3.1.      Payment of Notes.......................................................               41
Section 3.2.      Maintenance of Office or Agency........................................               42
Section 3.3.      Corporate Existence....................................................               42
Section 3.4.      Payment of Taxes and Other Claims......................................               42
Section 3.5.      Compliance Certificate.................................................               43
Section 3.6.      Further Instruments and Acts...........................................               43
Section 3.7.      Waiver of Stay, Extension or Usury Laws................................               43
Section 3.8.      Change of Control......................................................               44
Section 3.9.      Limitation on Incurrence of Additional Indebtedness....................               45
Section 3.10.     Limitation on Restricted Payments......................................               46
Section 3.11.     Limitation on Asset Sales..............................................               49
Section 3.12.     Limitation on Ownership and Sale of Capital Stock of Restricted
                  Subsidiaries...........................................................               52
Section 3.13.     Limitation on Designation of Unrestricted Subsidiaries.................               52
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Section 3.14.     Limitation on Dividend and Other Payment Restrictions Affecting
                  Restricted Subsidiaries................................................               53
Section 3.15.     Limitation on Liens....................................................               55
Section 3.16.     Limitation on Sale and Leaseback Transactions..........................               55
Section 3.17.     Limitation on Transactions with Affiliates.............................               55
Section 3.18.     Conduct of Business....................................................               57
Section 3.19.     Reports to Holders.....................................................               57

                                               ARTICLE IV
                                            SUCCESSOR ENTITY

Section 4.1.      Merger, Consolidation and Sale of Assets...............................               57

                                                ARTICLE V
                                          DEFAULTS AND REMEDIES

Section 5.1.      Events of Default......................................................               60
Section 5.2.      Acceleration...........................................................               61
Section 5.3.      Other Remedies.........................................................               62
Section 5.4.      Waiver of Past Defaults................................................               62
Section 5.5.      Control by Majority....................................................               62
Section 5.6.      Limitation on Suits....................................................               62
Section 5.7.      Rights of Holders to Receive Payment...................................               63
Section 5.8.      Collection Suit by Trustee.............................................               63
Section 5.9.      Trustee May File Proofs of Claim, etc..................................               63
Section 5.10.     Priorities.............................................................               64
Section 5.11.     Undertaking for Costs..................................................               64

                                               ARTICLE VI
                                                 TRUSTEE

Section 6.1.      Duties of Trustee......................................................               65
Section 6.2.      Rights of Trustee. Subject to Section 6.1:.............................               66
Section 6.3.      Individual Rights of Trustee...........................................               67
Section 6.4.      Trustee's Disclaimer...................................................               67
Section 6.5.      Notice of Defaults.....................................................               67
Section 6.6.      Reports by Trustee to Holders..........................................               67
Section 6.7.      Compensation and Indemnity.............................................               67
Section 6.8.      Replacement of Trustee.................................................               68
Section 6.9.      Successor Trustee by Merger............................................               69
Section 6.10.     Eligibility; Disqualification..........................................               70
Section 6.11.     Preferential Collection of Claims Against Company......................               70

                                              ARTICLE VII
                                   DEFEASANCE; DISCHARGE OF INDENTURE

Section 7.1.      Legal Defeasance and Covenant Defeasance...............................               70
Section 7.2.      Conditions to Defeasance...............................................               71
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
Section 7.3.      Application of Trust Money.............................................               73
Section 7.4.      Repayment to Company...................................................               73
Section 7.5.      Indemnity for U.S. Government Obligations..............................               73
Section 7.6.      Reinstatement..........................................................               73
Section 7.7.      Satisfaction and Discharge.............................................               74

                                              ARTICLE VIII
                                               AMENDMENTS

Section 8.1.      Without Consent of Holders.............................................               74
Section 8.2.      With Consent of Holders................................................               75
Section 8.3.      Compliance with Trust Indenture Act....................................               77
Section 8.4.      Revocation and Effect of Consents and Waivers..........................               77
Section 8.5.      Notation on or Exchange of Notes.......................................               77
Section 8.6.      Trustee to Sign Amendments or Supplements..............................               77

                                              ARTICLE IX
                                            NOTE GUARANTEES

Section 9.1.      Note Guarantees........................................................               78
Section 9.2.      Limitation on Liability; Termination, Release and Discharge............               79
Section 9.3.      Right of Contribution..................................................               80
Section 9.4.      No Subrogation.........................................................               80
Section 9.5.      Additional Note Guarantees.............................................               81

                                                ARTICLE X
                                              MISCELLANEOUS

Section 10.1.     Trust Indenture Act Controls...........................................               81
Section 10.2.     Notices................................................................               81
Section 10.3.     Communication by Holders with Other Holders............................               82
Section 10.4.     Certificate and Opinion as to Conditions Precedent.....................               82
Section 10.5.     Statements Required in Certificate or Opinion..........................               82
Section 10.6.     Rules by Trustee, Paying Agent and Registrar...........................               83
Section 10.7.     Legal Holidays.........................................................               83
Section 10.8.     Governing Law, Waiver of Jury Trial, etc...............................               83
Section 10.9.     No Recourse Against Others.............................................               84
Section 10.10.    Successors.............................................................               84
Section 10.11.    Duplicate and Counterpart Originals....................................               84
Section 10.12.    Severability...........................................................               84
Section 10.13.    Qualification of Indenture.............................................               84
Section 10.14.    Table of Contents; Headings............................................               84
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                                       iii

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RULE 144A/REGULATIONS APPENDIX

EXHIBIT 1         FORM OF NOTE

EXHIBIT A         FORM OF EXCHANGE NOTE OR PRIVATE EXCHANGE SECURITY

EXHIBIT B         FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB

EXHIBIT C         FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                  TRANSFERS PURSUANT TO REGULATIONS

EXHIBIT D         FORM OF RULE 144 CERTIFICATION

EXHIBIT E         FORM OF ADDITIONAL NOTE GUARANTEES

                  INDENTURE, dated as of May 5, 2003, between JLG Industries, Inc., a Pennsylvania corporation (the "Company"), the Note Guarantors party hereto and The Bank of New York, a New York banking corporation (the "Trustee"), as Trustee.

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 8-1/4% Senior Notes Due 2008 issued hereunder.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.1.     Definitions.

                  "8-3/8% Notes" means the $175,000,000 aggregate principal amount of 8-3/8% Senior Subordinated Notes due 2012 issued by the Company under the indenture dated as of June 17, 2002, among the Company as issuer, certain of its Subsidiaries, as guarantors and The Bank of New York, as trustee, as well as any additional notes issued under that indenture.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person, whether or not such Indebtedness was incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary) or such acquisition of assets.

                  "Additional Note Board Resolutions" means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers' Certificate providing for the issuance of Additional Notes.

                  "Additional Note Guarantee" has the meaning assigned to it in
Section 9.5.

                  "Additional Note Guarantor" has the meaning assigned to it in
Section 9.5.

                  "Additional Note Supplemental Indenture" means a supplement to this Indenture duly executed and delivered by the Company, each Note Guarantor and the Trustee pursuant to Article VIII providing for the issuance of Additional Notes.

                  "Additional Notes" means additional Notes of up to an amount equal to the difference between $225 million and the aggregate principal amount of Notes issued as of the Issue Date together with the aggregate principal amount of any Notes issued after the Issue Date pursuant to Section 2.12, such difference to exclude the aggregate principal amount of any replacement Notes and any Exchange Notes as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

                  "Affiliate Transaction" has the meaning assigned to it in
Section 3.17(a).

                  "Asset Acquisition" means:

                  (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary;

                  (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

                  (3)      any Revocation with respect to an Unrestricted
        Subsidiary.

                  "Asset Sale" means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a "disposition") by the Company or any Restricted Subsidiary of:

                  (a) any Capital Stock (other than Capital Stock of the Company); or

                  (b) any property or assets (other than cash or Cash Equivalents) of the Company or any Restricted Subsidiary.

                  Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                  (1) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Section 4.1;

                  (2) the disposition of inventory or obsolete or worn-out assets, including the leasing of inventory by the Company and its Restricted Subsidiaries

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         to its customers (whether or not the leased inventory remains (for tax or accounting purposes) an asset of the Company or a Restricted Subsidiary), in each case in the ordinary course of business;

                  (3) dispositions of assets in any fiscal year with a Fair Market Value not to exceed $5 million in the aggregate;

                  (4) for purposes of Section 3.11 only, the making of a Restricted Payment permitted under Section 3.10;

                  (5) a disposition to the Company or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the disposition;

                  (6) any disposition of Receivables Assets pursuant to a Limited Recourse Receivables Transaction which constitutes an Incurrence of Indebtedness by the Company or any Restricted Subsidiary made in accordance with Section 3.9;

                  (7) any disposition of Receivables Assets pursuant to a Qualified Receivables Transaction for fair market value thereof; provided that at least 75% of the consideration therefor consists of cash or Cash Equivalents received by the Company or any Restricted Subsidiary at the time thereof; and

                  (8) any disposition constituting a Lien (other than a Sale and Leaseback Transaction) permitted under Section 3.15.

                  "Asset Sale Offer" has the meaning assigned to it in Section 3.11(c).

                  "Asset Sale Offer Amount" has the meaning assigned to it in
Section 3.11(c).

                  "Asset Sale Offer Notice" means notice of an Asset Sale Offer which shall govern the terms of the Asset Sale Offer and shall state:

                  (1) the circumstances of the Asset Sale or Sales, the Net Cash Proceeds of which are included in the Asset Sale Offer, that an Asset Sale Offer is being made pursuant to Section 3.11(c), and that all Notes that are timely tendered will be accepted for payment;

                  (2) the Asset Sale Offer Amount and the Asset Sale Offer Payment Date, which date shall be a Business Day no earlier than 30 days nor later than 60 days from the date the Asset Sale Offer Notice is mailed (other than as may be required by law);

                  (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Asset Sale Offer Amount with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Offer Payment Date;

                  (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Offer Payment Date;

                  (6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Offer Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

                  (7) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

                  (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

                  (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases or decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

                  (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.11(f).

                  "Asset Sale Offer Payment Date" has the meaning assigned to it in Section 3.11(e).

                  "Asset Sale Transaction" means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock, (2) any Designation with respect to an Unrestricted Subsidiary and (3) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (3) of that definition.

                  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided that if such Sale and Leaseback Transaction results in Capitalized Lease Obligations, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligations".

                  "Authenticating Agent" has the meaning assigned to it in
Section 2.2(d).

                  "Bank Credit Facilities" means (i) the Amended and Restated Credit Agreement dated June 17, 2002 by and among the Company, its Subsidiaries listed on Schedule 1 thereto, the lenders listed on Schedule 2 thereto, Wachovia Bank, National Association and Bank One, Michigan, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated August 30, 2002, Amendment No. 2 and Waiver Under Amended and Restated Credit Agreement dated February 21, 2003 and Amendment No. 3 Under Amended and Restated Credit Agreement dated April 28, 2003 and (ii) the Second Amended and Restated Financing Agreement, dated June 17, 2002, by and among the Company, its subsidiaries party thereto and Manufacturers and Traders Trust Company (formerly known as Allfirst Bank), as amended by Amendment No. 1 to Second Amended and Restated Financing Agreement dated August 30, 2002, Amendment No. 2 and Waiver Under Second Amended and Restated Financing Agreement dated February 21, 2003 and Amendment No. 3 Under Amended and Restated Financing Agreement dated April 28, 2003, in each case, together with the related documents thereto (including any Guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement adding Subsidiaries of the Company as additional borrowers or guarantors thereunder or extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness or commitments under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders, in each case in the bank credit market.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Bankruptcy Law Event of Default" means:

                  (1)      the entry by a court of competent jurisdiction of:
         (i) a decree or order for relief in respect of the Company or any other Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (A) adjudging the Company or any other Bankruptcy Party a bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company or any other Bankruptcy Party under any Bankruptcy Law, (C) appointing a Custodian of the Company or any other Bankruptcy Party or of any substantial part of the property of the Company or any other Bankruptcy Party, or (D) ordering the winding-up or liquidation of the affairs of the Company or any other Bankruptcy Party, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

                  (2) (i) the commencement by the Company or any other Bankruptcy Party of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, (ii) the consent by the Company or any other Bankruptcy Party to the entry of a decree or order for relief in respect of the Company or such Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or such Bankruptcy Party, (iii) the filing by the Company or any other Bankruptcy Party of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (iv) the consent by the Company or any other Bankruptcy Party to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or such Bankruptcy Party or of any substantial part of the property of the Company or such Bankruptcy Party, (v) the making by the Company or any other Bankruptcy Party of an assignment for the benefit of creditors,
         (vi) the admission by the Company or any other Bankruptcy Party in writing of its inability to pay its debts generally as they become due,
         (vii) the approval by stockholders of the Company or any other Bankruptcy Party of any plan or proposal for the liquidation or dissolution of the Company or such Bankruptcy Party, or (viii) the taking of corporate action by the Company or any other Bankruptcy Party in furtherance of any such action.

                  "Bankruptcy Party" means (i) the Company; (ii) each Significant Subsidiary; or (iii) one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; it being understood that any reference in this Indenture to any Bankruptcy Party shall in the case of multiple Restricted Subsidiaries that individually do not constitute a Significant Subsidiary, but that, taken together, do constitute a Significant Subsidiary, only constitutes a reference to all such Restricted Subsidiaries taken together.

                  "Board of Directors" means, with respect to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

                  "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Capital Stock" means:

                  (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

                  (2) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

                  (3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

                  "Cash Equivalents" means:

                  (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's") or any successors thereto;

                  (3) commercial paper maturing no more than one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or P-1 from Moody's;

                  (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a non-U.S. bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
         (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                  (6) investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (1) through (5) above.

                  "Certificated Note" means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit 1 to the Appendix (as defined in Section 2.1), with appropriate legends as specified in Section 2.1 and Exhibit 1 to the Appendix.

                  "Change of Control" means the occurrence of one or more of the following events:

                  (1) any Person or Group is or becomes the "beneficial owner," directly or indirectly, in the aggregate of more than 35% of the total voting power of the Voting Stock of the Company (including a Successor Entity, if applicable), whether by virtue of the issuance, sale or other disposition of Capital Stock of the Company by the Company or by a direct or indirect holder of Capital Stock of the Company, a merger or consolidation involving the Company, its direct or indirect shareholders or such Person or Group, a sale of assets by the Company, its direct or indirect shareholders, any voting trust agreement or other agreement to which the Company, its direct or indirect shareholders or any such Person or Group is a party or is subject, or otherwise; or

                  (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

                  (3) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with the provisions of the Indenture.

                  For purposes of this definition:

                  (a) "beneficial owner" shall have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act, except that any Person or Group shall be deemed to have "beneficial ownership" of all securities that such Person or Group has the right to acquire, whether such right is exercisable immediately, only after the passage of time or upon the occurrence of a subsequent condition.

                  (b) "Person" and "Group" shall have the meanings for "person" and "group" as used in Sections 13(d) and 14(d) of the Exchange Act; and

                  (c) any other Person or Group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such Person or Group, beneficially owns, directly or indirectly, in the aggregate at least 35% of the voting power of the Voting Stock of the parent corporation and no other Person or Group beneficially owns an equal or greater amount of the Voting Stock of the parent corporation.

                  "Change of Control Offer" has the meaning assigned to it in
Section 3.8(b).

                  "Change of Control Offer Notice" means a notice sent by the Company pursuant to Section 3.8(b), which notice shall govern the terms of the Change of Control Offer and shall state:

                  (1) that a Change of Control has occurred, the circumstances or events causing such Change of Control and that a Change of Control Offer is being made pursuant to Section 3.8(b), and that all Notes that are timely tendered will be accepted for payment;

                  (2) the Change of Control Payment, and the Change of Control Payment Date, which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed (other than as may be required by law);

                  (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

                  (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

                  (7) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

                  (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

                  (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

                  (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.8.

                  "Change of Control Payment" has the meaning assigned to it in
Section 3.8(a).

                  "Change of Control Payment Date" has the meaning assigned to it in Section 3.8(b).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commodity Derivative Agreement" means, in respect of any Person, any commodity swap agreement (including caps, collars, swaptions, forward agreements and other similar instruments or agreements) and/or other types of agreements and instruments designed to hedge commodity risk of such Person.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes all series and classes of such common equity interests.

                  "Company" means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Successor Entity that becomes such in accordance with Article IV.

                  "Company Order" has the meaning assigned to it in Section 2.2(c).

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus or minus the following to the extent deducted or added in calculating such Consolidated Net Income:

                  (1)      Consolidated Income Tax Expense for such period;

                  (2)      Consolidated Interest Expense for such period;

                  (3)      Consolidated Non-cash Charges for such period;

                  (4) net after-tax losses from Asset Sale Transactions or abandonments or reserves relating thereto for such period;

                  (5) the cash portion of the Orrville Restructuring Charge taken for such period; less

                  (6) (x) all non-cash credits and gains for such period and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

                  Notwithstanding the foregoing, the items specified in clauses
(1), (3) and (4) for any Restricted Subsidiary shall be added to Consolidated Net Income in calculating Consolidated EBITDA only:

                  (a) in proportion to the percentage of the total Capital Stock of such Restricted Subsidiary held directly or indirectly by the Company, and

                  (b) to the extent that a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary pursuant to its charter and bylaws and each law, regulation, agreement or judgment applicable to such distribution.

                  "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period") to Consolidated Fixed Charges for such Four Quarter Period. For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act for the period of such calculation to:

                  (1) the Incurrence or repayment (excluding revolving credit borrowings Incurred or repaid in the ordinary course of business for working capital purposes) or redemption of any Indebtedness or Preferred Stock of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Indebtedness or Preferred Stock (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period; and

                  (2) any Asset Sale Transaction or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such determination as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and including by giving pro forma effect to any Consolidated EBITDA (provided, that such pro forma Consolidated EBITDA shall be calculated in a manner consistent with the exclusions in the definition of Consolidated Net Income) attributable to the assets which are the subject of the Asset Sale Transaction or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

                  (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

                  (b) if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a euro currency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and

                  (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of:

                  (1)      Consolidated Interest Expense, plus

                  (2)      the product of:

                           (a) the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of the Company or any Restricted Subsidiary (other than dividends paid in Qualified Capital Stock) or any Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued during such period times

                           (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated U.S. federal, state and local tax rate of the Company, expressed as a decimal.

                  "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for U.S. federal, state, local and non-U.S. income taxes payable by the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the sum of, without duplication determined on a consolidated basis in accordance with
GAAP:

                  (1) the aggregate of cash and non-cash interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (whether or not interest expense in accordance with GAAP):

                           (a) any amortization or accretion of debt discount or any interest paid on Indebtedness of the Company in the form of additional Indebtedness,

                           (b)      any amortization of deferred financing
                  costs,

                           (c) the net costs under Hedging Obligations (including amortization of fees),

                           (d)      all capitalized interest,

                           (e) the interest portion of any deferred payment obligation,

                           (f) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers' acceptances, and

                           (g) any interest expense on Indebtedness of another Person that is (i) Guaranteed by the Company or one of its Restricted Subsidiaries (excluding interest expense (other than interest expense of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, which is not reimbursed to the Company and its Restricted Subsidiaries) on Indebtedness of customers of the Company or its Restricted Subsidiaries used to finance the purchase of inventory and related services from the Company or any of its Restricted Subsidiaries if the Company or a Restricted Subsidiary has an enforceable right to sell such inventory to satisfy the Guaranteed Indebtedness or its reimbursement for payment thereof or similar rights related thereto) or (ii) secured by a Lien on the assets of the Company or one of its Restricted Subsidiaries; in each case whether or not such Guarantee or Lien is called upon; and

                  (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period.

                  "Consolidated Net Income" means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom:

                  (1) net after-tax gains from Asset Sale Transactions or abandonments or reserves relating thereto;

                  (2) net after-tax items classified as extraordinary gains or losses;

                  (3) for purposes of calculating Consolidated Net Income pursuant to Section 3.10(a)(C)(i) only, the net income (or loss) of:

                           (a) any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary; or

                           (b) a Successor Entity prior to assuming the Company's obligations under the Indenture and the Notes pursuant to Section 4.1.

                  (4) the net income (but not loss) of any Restricted Subsidiary to the extent that a corresponding amount could not be distributed to the Company at the date of determination as a result of any restriction pursuant to such Restricted Subsidiary's charter or bylaws or any law, regulation, agreement or judgment applicable to any such distribution;

                  (5) the net income (but not loss) of any Person other than the Company or a Restricted Subsidiary;

                  (6) any increase (but not decrease) in net income attributable to minority interests in any Restricted Subsidiary;

                  (7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and

                  (8) the cumulative effect of changes in accounting principles.

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

                  "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses or losses of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period).

                  "Consolidated Senior Debt Ratio" means, as of any date of determination, the ratio of (x)(A) the total consolidated Indebtedness of the Company and its Restricted Subsidiaries that is Senior Indebtedness minus (B) the total consolidated cash and Cash Equivalents of the Company and its Restricted Subsidiaries, in each case as of the end of the most recent full fiscal quarter for which financial statements are available ending prior to the date of such determination to (y) the aggregate amount of Consolidated EBITDA for the then Four Quarter Period, in each case with such pro forma adjustments to the amounts of consolidated Indebtedness, consolidated cash and Cash Equivalent and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio".

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Covenant Defeasance" has the meaning assigned to it in
Section 7.1(c).

                  "Credit Derivative Agreement" means, in respect of any Person, any credit derivative or other similar derivative instrument and/or agreement designed to hedge credit risk of such Person.

                  "Currency Derivative Agreement" means, in respect of any Person, any foreign exchange contract or currency swap agreement (including any forward agreement, swaption and other similar agreement) or other agreements and instruments designed to hedge foreign currency risk of such Person.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Defaulted Interest" has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit 1 to the Appendix.

                  "Designation" and "Designation Amount" have the meanings assigned to it in Section 3.13.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes.

                  "Domestic Restricted Subsidiary" means any direct or indirect Restricted Subsidiary (other than a Receivables Subsidiary) that is organized under the laws of the United States, any state or possession thereof or the District of Columbia.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

                  "Event of Default" has the meaning assigned to it in Section 5.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Exchange Notes" has the meaning assigned to it in the Appendix hereto.

                  "Exchange Offer Registration Statement" shall have the meaning assigned to such term in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

                  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by a Board Resolution.

                  "Four Quarter Period" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio above.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States that are in effect as of the Issue Date.

                  "Global Notes" has the meaning assigned to it in Section 2.1(a) of the Appendix hereto.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other
Person:

                  (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by a binding agreement to keep-well that is by its terms enforceable by one or more Persons, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

                  (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, provided, that "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) obligations, contingent or otherwise, pursuant to Standard Undertakings, or (iii) recourse in Limited Recourse Receivables Transactions. "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations" means the obligations of any Person pursuant to any Interest Rate Derivative Agreement, Currency Derivative Agreement, Credit Derivative Agreement or Commodity Derivative Agreement.

                  "Holder" means the Person in whose name a Note is registered in the Note Register.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the preceding).

                  "Indebtedness" means with respect to any Person, without duplication:

                  (1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

                  (2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3)      all Capitalized Lease Obligations of such Person;

                  (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

                  (5) all letters of credit, bankers' acceptances or similar credit transactions, including reimbursement obligations of such Person in respect thereof;

                  (6) Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through
         (5) above and clauses (8) through (10) below;

                  (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

                  (8) all obligations under Hedging Obligations of such Person;

                  (9) all obligations reflected as debt on the balance sheet of such Person in accordance with GAAP in connection with the sale, conveyance, securitization or other transfer of, or the creation of a security interest in, Receivables Assets; and

                  (10) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided, that:

                           (a) if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price shall be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and

                           (b) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value shall be the Fair Market Value thereof.

                  "Indenture" means this Indenture as amended or supplemented from time to time, including the exhibits hereto.

                  "Independent Financial Advisor" means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

                  "Initial Notes" has the meaning assigned to it in the Appendix.

                  "Interest Payment Date" means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit 1 to the Appendix.

                  "Interest Rate Derivative Agreement" of any Person means any interest rate swap agreement (including interest rate swaps, caps, floors, collars, swaptions, forward agreements or forward rate instruments and other similar agreements) and/or other types of agreements and instruments designed to hedge interest rate risk of such Person.

                  "Investment" means, with respect to any Person, any:

                  (1) direct or indirect loan or other extension of credit (including a Guarantee) to any other Person,

                  (2) capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or

                  (3) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

                  "Investment" shall exclude accounts receivable or deposits arising in the ordinary course of business. "Invest," "Investing" and "Invested" shall have corresponding meanings.

                  For purposes of Section 3.10 herein, the Company shall be deemed to have made an "Investment" in an Unrestricted Subsidiary at the time of its Designation, which shall be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary

Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition.

                  "Investment Return" means, in respect of any Investment (other than a Permitted Investment) made after the Issue Date by the Company or any Restricted Subsidiary:

                  (1) the cash proceeds received by the Company upon the sale, liquidation or repayment of, or the payment of interest on, such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and its Restricted Subsidiaries in full, less any payments previously made by the Company or any Restricted Subsidiary in respect of such Guarantee;

                  (2) in the case of the Revocation of the Designation of an Unrestricted Subsidiary, an amount equal to the lesser of:

                           (a)      the Company's Investment in such
                  Unrestricted Subsidiary at the time of such Revocation;

                           (b) that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of Revocation that is proportionate to the Company's equity interest in such Unrestricted Subsidiary at the time of Revocation; and

                           (c) the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment; and

                  (3) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person, in the case of each of clauses (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment pursuant to Section 3.10(a)(C) less the amount of any previous Investment Return in respect of such Investment.

                  "Issue Date" means the first date of issuance of Notes under the Indenture.

                  "Issue Date Notes" means the $125,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes, Private Exchange Securities and Exchange Notes, issued therefor in accordance with this Indenture.

                  "Issue Date Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 5, 2003, by and among the Company, the Note Guarantors and Credit Suisse First Boston LLC, Deutsche Bank Securities, Inc., Banc

One Capital Markets, Inc., BMO Nesbitt Burns Corp., Credit Lyonnais Securities
(USA) Inc., NatCity Investments, Inc. and SunTrust Capital Markets, Inc., as Initial Purchasers.

                  "Legal Defeasance" has the meaning assigned to it in Section 7.1(b).

                  "Legal Holiday" has the meaning assigned to it in Section
10.7.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that, the lessee in respect of a Capitalized Lease Obligation shall be deemed to have Incurred a Lien on the property leased thereunder.

                  "Limited Recourse Receivables Transaction" means a sale, conveyance, assignment or other transfer or securitization of, or creation of a security interest in, Receivables Assets by the Company and its Restricted Subsidiaries on a limited recourse basis which constitutes an Incurrence of Indebtedness specified in clause (9) of the definition of "Indebtedness."

                  "Material Domestic Subsidiary" means any Domestic Restricted Subsidiary which either: (i) comprised five percent (5%) or more of the assets of Company and its Restricted Subsidiaries on a consolidated basis as of the most recent date for which a balance sheet has been delivered (or is required to have been delivered under Section 3.19), or (ii) was responsible for five percent (5%) or more of Consolidated EBITDA for the most recent four fiscal quarters of the Company completed on or before such date without giving effect to clause (b) of the definition thereof.

                  "Maturity Date" means May 1, 2008

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

                  (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions);

                  (2) taxes paid or payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

                  (3) repayment of Indebtedness secured by a Lien permitted under the Indenture that is required to be repaid in connection with such Asset Sale; and

                  (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the

         Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Indebtedness.

                  "Note Guarantee" means the guarantee of the Company's Obligations under this Indenture and the Notes by each Note Guarantor pursuant to Article IX.

                  "Note Guarantor" means, at any time, any Material Domestic Subsidiary which provides a Note Guarantee pursuant to Article IX until such time as such Material Domestic Subsidiary is released and relieved of its obligations under its Note Guarantee in accordance with Article IX.

                  "Note Register" has the meaning assigned to it in Section 2.3.

                  "Notes" means any of the Company's 8-1/4% Senior Notes Due 2008 issued and authenticated pursuant to this Indenture.

                  "Obligations" means, with respect to any Indebtedness, any principal, interest (including Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and the Note Guarantees, the Indenture and the Registration Rights Agreement.

                  "Officer" means, when used in connection with any action to be taken by the Company or a Note Guarantor, as the case may be, the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary of the Company or any Assistant Secretary of the Company.

                  "Officers' Certificate" means, when used in connection with any action to be taken by the Company or a Note Guarantor, as the case may be, a certificate signed by two Officers and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who, unless otherwise indicated in this Indenture, may be an employee of or counsel for the Company and who shall be reasonably acceptable to the Trustee.

                  "Orrville Restructuring Charge" means the restructuring charge (the cash portion not to exceed $3,400,000) incurred in connection with the closing of the Company's facility in Orrville, Ohio.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (1) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (2) Notes, or portions thereof, for the payment or purchase of which (including pursuant to an Asset Sale Offer or Change of Control Offer) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company, a Note Guarantor or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company (if the Company, a Note Guarantor or an Affiliate of the Company is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be purchased, notice of such purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (3)      Notes which have been surrendered pursuant to Section
         2.7 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

                  (4) solely to the extent provided in Article VII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, modification or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

                  "Paying Agent" has the meaning assigned to it in Section
2.3(a).

                  "Permitted Business" means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any business ancillary or complementary thereto, it being understood, for the avoidance of doubt, that any business that permits the Company and its Restricted Subsidiaries to vertically integrate its business or businesses conducted as of the Issue Date shall be considered to be ancillary or complementary thereto.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (1) Indebtedness of $125 million in respect of the Notes (other than Additional Notes);

                  (2) Guarantees by any Note Guarantor of Indebtedness of the Company or any other Note Guarantor permitted under the Indenture; provided, that if any such Guarantee is of Subordinated Indebtedness, then the Note Guarantee of such Note Guarantor shall be senior to such Note Guarantor's Guarantee of such Subordinated Indebtedness;

                  (3) Indebtedness Incurred by the Company and any Note Guarantor pursuant to the Bank Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $275 million, less the amount of any prepayments or permanent reductions of commitments in respect of such Indebtedness made with the Net Cash Proceeds of an Asset Sale in order to comply with Section 3.11 and it being understood that amounts outstanding under the Bank Credit Facilities on the Issue Date are deemed to be Incurred under this clause (3);

                  (4) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date other than Indebtedness under the Bank Credit Facilities or otherwise specified under any of the other clauses of this definition of Permitted Indebtedness;

                  (5) Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

                  (6) intercompany Indebtedness between the Company and any of its Restricted Subsidiaries and between or among the Restricted Subsidiaries; provided, that:

                           (a) if the Company or any Note Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the Notes and the Indenture, in the case of the Company, or such Note Guarantor's Note Guarantee, in the case of any such Note Guarantor, and

                           (b) in the event that at any time any such Indebtedness ceases to be held by the Company or a Restricted Subsidiary, such Indebtedness shall be deemed to be Incurred and not permitted by this clause (6) at the time such event occurs;

                  (7) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including in the case of daylight overdrafts so long as such overdrafts are paid in full by close of business on the day such overdraft was incurred) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within two Business Days of Incurrence;

                  (8) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (9)      Refinancing Indebtedness in respect of:

                           (a) Indebtedness (other than Indebtedness owed to the Company or any Subsidiary) Incurred pursuant to Section 3.9(a) (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such Section 3.9(a)), or

                           (b) Indebtedness Incurred pursuant to clause (1) or (4) of this definition;

                  (10) Indebtedness of the Company or any Restricted Subsidiary in respect of any Limited Recourse Receivables Transaction, so long as the aggregate Indebtedness reflected on the balance sheet of the Company and its Restricted Subsidiaries in respect of all Indebtedness Incurred under this clause (10) does not exceed $100 million at any time;

                  (11) Guarantees of, or other contingent liabilities relating to, loans or other obligations Incurred by customers of the Company and its Restricted Subsidiaries to finance the purchase of inventory or services from the Company and its Restricted Subsidiaries; provided that the amount of such loans or other obligations does not exceed in the aggregate at any one time outstanding (including as outstanding amounts paid by the Company or any of its Restricted Subsidiaries in respect of such loans or other obligations that are not subsequently reimbursed to the Company or any of its Restricted Subsidiaries unless the Company and its consolidated Subsidiaries could Incur $1.00 of additional Indebtedness pursuant to Section 3.9(a) at the time of such payment) $100 million (including such loans or other obligations outstanding on the Issue Date);

                  (12) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $25 million at any one time outstanding (which amount may, but need not, be Incurred in whole or in part under the Bank Credit Facilities).

                  "Permitted Investment" means:

                  (1) Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary, except for a Guarantee of Indebtedness of a Restricted Subsidiary that is not a Note Guarantor;

                  (2) Investments by any Restricted Subsidiary in the Company;

                  (3)      Investments in cash and Cash Equivalents;

                  (4) any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

                  (5) Investments permitted pursuant to Section 3.17(b)(2) or (5);

                  (6) Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

                  (7) Investments made by the Company or its Restricted Subsidiaries (a) in the form of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with the covenant described in Section 3.11 or (b) in a Receivables Subsidiary in connection with a Receivables Transaction so long as (i) any such Investment is made substantially concurrently with a disposition of the Receivables Assets in such Receivables Transaction and (ii) the Company and its Restricted Subsidiaries receive cash consideration for such disposition at the time thereof such that the total Investment of the Company and its Restricted Subsidiaries in such Receivables Subsidiary in connection with such Receivables Transaction after receipt of such cash consideration does not exceed 25% of the Fair Market Value of such Receivables Assets;

                  (8) Investments made solely in the form of common equity of the Company constituting Qualified Capital Stock;

                  (9) Guarantees or other contingent obligations which are Incurred under clause (11) of the definition of "Permitted Indebtedness"; and

                  (10) other Investments not to exceed $15 million at any one time outstanding.

                  "Permitted Liens" means any of the following:

                  (1) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law (including Liens for taxes, assessments and other governmental charges) incurred in the ordinary course of business for sums not yet delinquent or as to which the period of grace, if any, related thereto has not expired or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (2) Liens Incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar legislation or obligations under customer servicer contracts, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (3) Liens securing a Capitalized Lease Obligation; provided, that such Liens do not extend to any property which is not leased property subject to such Capitalized Lease Obligation and property related thereto;

                  (4) purchase money Liens securing Purchase Money Indebtedness Incurred to finance the acquisition of property of the Company or a Restricted Subsidiary used in a Permitted Business; provided, that:

                           (a) the related Purchase Money Indebtedness shall not exceed the cost of such property and shall not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired, and

                           (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

                  (5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (7) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Subsidiary, including rights of offset and set-off;

                  (8) Liens existing on the Issue Date and Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under Section
         3.15 and which Indebtedness has been Incurred in accordance with
         Section 3.9; provided, that such new Liens:

                           (a) are not materially less favorable to the Holders of Notes and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced, and

                           (b) do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;

                  (9) Liens securing Acquired Indebtedness Incurred in accordance with Section 3.9 not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided, that:

                           (a)      such Liens secured such Acquired
                  Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary,

                           (b) such Liens do not extend to or cover any property of the Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

                  (10) Liens on Receivables Assets or Capital Stock of a Receivables Subsidiary, in each case granted in connection with a Receivables Transaction;

                  (11) Any interest of a lessor in property subject to any operating lease; and

                  (12) Liens securing Indebtedness Incurred pursuant to clause (3) of the definition of "Permitted Indebtedness".

                  "Person" means an individual, partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Post-Petition Interest" means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

                  "Private Exchange Securities" shall have the meaning assigned to it in the Appendix hereto.

                  "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property; provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

                  "QIB" means any "qualified institutional buyer" (as defined in Rule 144A).

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

                  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey, assign or otherwise transfer to a Receivables Entity any Receivables
Assets:

                  (1) for which no term of any portion of the Indebtedness or any other obligations (contingent or otherwise) or securities Incurred or issued by any Person in connection therewith:

                           (a) directly or indirectly provides for recourse to, or any obligation of, the Company or any Restricted Subsidiary in any way, whether pursuant to a Guarantee or otherwise, except for Standard Undertakings,

                           (b) directly or indirectly subjects any property or asset of the Company or any Restricted Subsidiary (other than Capital Stock of a Receivables Subsidiary) to the satisfaction thereof, except for Standard Undertakings, or

                           (c)      results in such Indebtedness, other
                  obligations or securities constituting Indebtedness of the Company or a Restricted Subsidiary, including following a default thereunder,

                  (2) for which the terms of any Affiliate Transaction between the Company or any Restricted Subsidiary, on the one hand, and any Receivables Entity, on the other, other than Standard Undertakings and Permitted Investments, are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Company,

                  (3) in connection with which, neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve a Receivables Entity's financial condition, cause a Receivables Entity to achieve certain levels of operating results, fund losses of a Receivables Entity or except in connection with Standard Undertakings, purchase assets of a Receivables Entity.

                  "Receivables Assets" means (i) accounts receivable, leases, conditional sale agreements instruments, chattel paper, installment sale contracts, obligations, general intangibles, and other similar assets, in each case relating to inventory or services of the Company and its Subsidiaries, (ii) equipment and equipment residuals relating to any of the foregoing, (iii) related contractual rights, guarantees, letters of credit, security interests, liens, insurance proceeds, collections and other related assets and (iv) proceeds of all of the foregoing.

                  "Receivables Entity" means a Receivables Subsidiary or any Person not an Affiliate of the Company that engages in a Receivables Transaction or issues securities or other interests in connection with a Receivables Transaction.

                  "Receivables Subsidiary" means an Unrestricted Subsidiary of the Company that engages in no activities other than Receivables Transactions and activities related thereto and that is designated by the Board of Directors of the Company as a Receivables Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate.

                  "Receivables Transaction" means a Limited Recourse Receivables Transaction or a Qualified Receivables Transaction.

                  "Record Date" has the meaning assigned to it in the Form of Face of Note contained in Exhibit 1 to the Appendix.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary, to the extent that such Refinancing does not:

                  (1) result in an increase in the Indebtedness of such Person which exceeds an amount equal to the aggregate principal amount of the Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

                  (2)      create Indebtedness with:

                           (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

                           (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, that:

                                    (i)      if such Indebtedness being
                                    Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness of the Company,

                                    (ii)     if such Indebtedness being
                                    Refinanced is Indebtedness of a Note
                                    Guarantor, then such Indebtedness shall be Indebtedness of the Company and/or such Note Guarantor, and

                                    (iii)    if such Indebtedness being
                                    Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Notes or the relevant Note Guarantee, if applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Registrar" has the meaning assigned to it in Section 2.3(a).

                  "Registration Rights Agreement" means any registration rights agreement between the Company, the Note Guarantors and one or more investment banks acting as initial purchasers in connection with any issuance of Notes under this Indenture, including the Issue Date Registration Rights Agreement.

                  "Regulation S" means Regulation S under the Securities Act or any successor regulation.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Payment" has the meaning set forth in Section
3.10.

                  "Restricted Subsidiary" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

                  "Revocation" has the meaning set forth in Section 3.13.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

                  "SEC" means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" means, at any date, with respect to the Company, any Note Guarantor or, for purposes of Section 3.9(a)(ii) and the definition of "Consolidated Senior Debt Ratio", any Restricted Subsidiary, as the case may be:

                  (1) all Obligations of the Company, such Note Guarantor or such Restricted Subsidiary, as the case may be, under the Bank Credit Facilities, including all Hedging Obligations with respect thereto;

                  (2) all Obligations in respect of Indebtedness of the Company, such Note Guarantor or such Restricted Subsidiary, as the case may be, for borrowed money (including the Notes and the Note Guarantees and Obligations in respect of Sale and Leaseback Transactions and Capitalized Lease Obligations) and all Indebtedness (whether or not for borrowed money) specified in clause (9) of the definition of "Indebtedness"; and

                  (3)      all Obligations pursuant to Standard Undertakings

unless, in the case of clauses (1), (2) and (3), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Note Guarantee of such Note Guarantor, as the case may be.

Notwithstanding the preceding, Senior Indebtedness shall not include any liability or Obligation of the Company, such Note Guarantor or such Restricted Subsidiary, as the case may be, in respect of the following:

                  (1)      U.S. federal, state, local, non-U.S. or other taxes;

                  (2) any Indebtedness among or between the Company and any Subsidiary or Affiliate of the Company;

                  (3)      any trade payables;

                  (4) that portion of any Indebtedness that is Incurred in violation of the Indenture;

                  (5)      any Disqualified Capital Stock;

                  (6) any Indebtedness that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, such Note Guarantor or such Restricted Subsidiary, as the case may be; or

                  (7) any Indebtedness or other Obligation that is subordinate or junior in right of payment to any other Indebtedness or other Obligation of the Company or such Note Guarantor, as the case may be.

Notwithstanding anything to the contrary herein, for purposes of Section 3.9(a)(ii) and as used in the definition of "Consolidated Senior Debt Ratio", the term "Senior Indebtedness shall exclude all Indebtedness (whether or not for borrowed money) specified in clause (9) of the definition of "Indebtedness" and all Obligations pursuant to Standard Undertakings.

                  "Significant Subsidiary" shall mean a Subsidiary of the Company constituting a "Significant Subsidiary" in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act in effect on the date hereof, except that all references to 10% in Rule 1-02(w) are replaced with 5%.

                  "Special Record Date" has the meaning assigned to it in
Section 2.10(a).

                  "Standard Undertakings" means representations, warranties, covenants and indemnities and similar obligations entered into by the Company or any Subsidiary of the Company in connection with a Receivables Transaction and which, in the case of a Qualified Receivables Transaction, are customary in similar receivables securitization transactions and do not cause the Indebtedness Incurred in connection therewith to constitute Indebtedness of the Company or any Restricted Subsidiary, including following a default thereunder.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Indebtedness" means, with respect to the Company or any Note Guarantor, any Indebtedness of the Company or such Note Guarantor, as the case may be which is expressly subordinated in right of payment to the Notes or the relevant Note Guarantee, as the case may be, which shall include the 8-3/8% Notes and any other Indebtedness that ranks pari passu with the 8-3/8% Notes.

                  "Subsidiary," with respect to any Person, means any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person's outstanding Voting Stock.

                  "Successor Entity" has the meaning assigned to it in Section 4.1.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

                  "Trustee" means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

                  "U.S. Government Obligations" means (i) securities that are
(a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Unrestricted Subsidiary" means Fulton Funding Corporation, each Receivables Subsidiary and any Subsidiary of the Company Designated as such pursuant to Section 3.13. Any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of such covenant.

                  "Voting Stock" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

                  (1) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

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

                  (2)      the sum of the products obtained by multiplying:

                           (a)      the amount of each then remaining
                  installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

                           (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Restricted Subsidiary" of the Company means any Restricted Subsidiary of which all the outstanding Capital Stock (other than, in the case of a Restricted Subsidiary not organized in the United States, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Person that satisfies this definition of Wholly Owned Restricted Subsidiary.

                  Section 1.2. Incorporation by Reference of Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any person if this Indenture were qualified under the TIA, such imposed duties shall control.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Rules or Regulations of the SEC Rule have the meanings assigned to them by such definitions.

                  Section 1.3. Rules of Construction. Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "premium" means "premium, if any";

                  (4)      "or" is not exclusive;

                  (5) "include", "includes", "including" means "include, without limitation", "includes, without limitation", and "including, without limitation";

                  (6)      "will" means and has the same effect as the word
         "shall";

                  (7) words in the singular include the plural and words in the plural include the singular; and

                  (8) references to the payment of principal of the Notes shall include applicable premium, if any; and

                  (9) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                                   ARTICLE II

                                    THE NOTES

                  Section 2.1. Form and Dating. Provisions relating to the Initial Notes, the Private Exchange Securities and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements as specified in the Appendix or as otherwise required by law, stock exchange rule, DTC rule, any agreements to which the Company is subject or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company and the Trustee). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix and Exhibit A are part of the terms of this Indenture. Except as otherwise expressly permitted in this Indenture, all Notes shall be indentical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

                  Section 2.2.     Execution and Authentication.

                  (a) Two Officers, one of whom shall be the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Company, shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  (b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and delivered under this Indenture.

                  (c) On the Issue Date, the Trustee shall authenticate and deliver $125 million aggregate principal amount of 8-1/4% Senior Notes Due 2008 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to
Section 2.12 after the Issue Date, shall certify that such issuance is in compliance with Section 3.9. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $225,000,000.

                  (d) The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authentication Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices.

                  (e) In case a Successor Entity has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Successor Entity, be exchanged for other Notes executed in the name of the Successor Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Successor Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Successor Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

                  Section 2.3. Registrar and Paying Agent. (a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar"), where Notes may be presented or surrendered for payment (the "Paying Agent") and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 6.7. The Company or any Note Guarantor may act as Paying Agent, Registrar, co-Registrar or transfer agent.

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

                  (c) The Company initially appoints the Trustee at its Corporate Trust Office as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes and this Indenture, until such time as another Person is appointed as such.

                  Section 2.4. Paying Agent To Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, or interest on, the Notes and shall notify the Trustee in writing of any Default by the Company or any Note Guarantor in making any such payment. If the Company or any Note Guarantor or an Affiliate of the Company or any Note Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this
Section 2.4, the Paying Agent (if other than the Company or a Note Guarantor) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Note Guarantor or any Affiliate of the Company or any Note Guarantor, if the Company, a Note Guarantor or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company, such Note Guarantor or such Affiliate as Paying Agent.

                  Section 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  Section 2.6. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and
Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

                  Section 2.7.     Mutilated, Destroyed, Lost or Stolen Notes.
(a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the

Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

                  (b) Upon the issuance of any new Note under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

                  (c) Every new Note issued pursuant to this Section 2.7 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, any Note Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  Section 2.8. Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and execute and upon Company Order the Trustee will authenticate definitive Notes and deliver them in exchange for temporary Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

                  Section 2.9. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its policy of disposal or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

                  Section 2.10. Defaulted Interest. When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

                  Section 2.11. CUSIP and ISIN Numbers. The Company in issuing the Notes may use "CUSIP" or "ISIN" numbers as a convenience to Holders.

                  Section 2.12. Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes ("Additional Notes") having terms and conditions set forth in Exhibit 1 to the Appendix and Exhibit A identical to those of the other Outstanding Notes, except that Additional Notes:

                  (1) may have a different issue date from other Outstanding Notes;

                  (2) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes;

                  (3) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and the Appendix (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes), provided, that no such adjustment shall cause such Additional Notes to constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the Issue Date Notes for U.S. federal income tax purposes except for Additional Notes that have a separate CUSIP number from other Outstanding Notes pending performance under a Registration Rights Agreement applicable thereto; and

                  (4)      may be entitled to additional interest as provided in
         Section 2.13 not applicable to other Outstanding Notes and may not be entitled to such additional interest applicable to other Outstanding Notes.

                  Section 2.13. Additional Interest Under Registration Rights Agreements. Under certain circumstances, the Company may be obligated to pay additional interest to Holders, all as and to the extent set forth in the Issue Date Registration Rights Agreement or any Registration Rights Agreement applicable to Additional Notes. The terms thereof are hereby incorporated herein by reference. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes or any Additional Notes shall be deemed to include any additional interest payable under the Issue Date Registration Rights Agreement or any Registration Rights Agreement applicable to Additional Notes, respectively.

                  Section 2.14. No Redemption Prior to the Maturity Date. The Company shall not be entitled to redeem the Notes prior to the Maturity Date.

                                  ARTICLE III

                                    COVENANTS

                  Section 3.1.      Payment of Notes.

                  (a) The Company shall pay the principal of and interest (including Defaulted Interest) on the Notes in U.S. Legal Tender on the dates and in the manner provided in the Notes and in this Indenture. Subject to the provisions of Section 2.10, prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. If the Company, a Note Guarantor or an Affiliate of the Company or a Note Guarantor is acting as Paying Agent, the Company, such Note Guarantor or such Affiliate shall, prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, segregate and hold in trust U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company, a Note Guarantor or an Affiliate of the Company or a Note Guarantor) holds in accordance with this Indenture U.S. Legal Tender designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  (b) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  Section 3.2.      Maintenance of Office or Agency.

                  (a) The Company shall maintain each office or agency required under Section 2.3. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  Section 3.3. Corporate Existence. Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                  Section 3.4. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of the Company or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a liability or Lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

                  Section 3.5. Compliance Certificate. (a) The Company and each Note Guarantor shall deliver to the Trustee within 105 days after the end of each fiscal year of the Company an Officers' Certificate, one of the signers of which is the chief executive, chief financial or chief accounting officer of the Company, that complies with TIA Section 314(a)(4), stating that in the course of the performance by the signers of their duties as Officers of the Company or the Note Guarantor they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company or such Note Guarantor is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current generally applicable recommendations of the American Institute of Certified Public Accountants (or any successor organization) or to the generally applicable policies of the Company's independent accountants, the annual Officers' Certificate delivered pursuant to this Section 3.5 to the Trustee shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of the financial statements of the Company for the most recent fiscal year nothing has come to their attention that would lead them to believe that a Default or Event of Default under this Indenture has occurred insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

                  Section 3.6. Further Instruments and Acts. The Company and each Note Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.

                  Section 3.7. Waiver of Stay, Extension or Usury Laws. The Company and each Note Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Note Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company and each Note Guarantor hereby expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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

                  Section 3.8.      Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the date of purchase (the "Change of Control Payment").

                  (b) Within 20 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, postage prepaid, a notice to the record Holders as shown on the Note Register, with a copy to the Trustee, offering to purchase the Notes as described above (a "Change of Control Offer"). The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

                  (c) On the Change of Control Payment Date, the Company will, to the extent lawful:

                  (1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

                  (d) If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in Global Notes will be made, as appropriate). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

                  (e) Holders will not be entitled to require the Company to purchase their Notes in the event the Company enters into certain transactions, including acquisitions, Refinancings or other recapitalizations, which do not constitute a Change of Control.

                  (f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.8, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by doing so.

                  Section 3.9. Limitation on Incurrence of Additional Indebtedness.

                  (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, or permit any Restricted Subsidiary to Incur Preferred Stock, other than Permitted Indebtedness, except that:

                  (1) the Company and any Note Guarantor may Incur Indebtedness, including Acquired Indebtedness, and

                  (2) any Restricted Subsidiary may Incur Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation, in each case, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the (i) Consolidated Fixed Charge Coverage Ratio of the Company and its consolidated Subsidiaries is greater than 2.25 to 1.0 and (ii) if the Indebtedness to be Incurred is Senior Indebtedness, the Consolidated Senior Debt Ratio is less than
3.5 to 1.0.

                  (b) Notwithstanding Section 3.9(a), the Company and its Restricted Subsidiaries may Incur Permitted Indebtedness as provided in the definition thereof.

                  (c) Notwithstanding the foregoing, neither the Company nor any Note Guarantor will Incur any Indebtedness pursuant to Section 3.9(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Indebtedness of the Company or any Note Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Note Guarantee to at least the same extent as such Subordinated Indebtedness.

                  (d) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Accrual of interest, accretion of original issue discount, payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or payment of regularly scheduled dividends on Disqualified Stock or Preferred Stock in the form of additional Disqualified Stock or Preferred Stock of the same series will not be deemed to be an Incurrence of Indebtedness or Preferred Stock for purposes of this covenant. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets more than one of the types of Permitted Indebtedness, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to classify the amount and type of such Indebtedness under one type of Permitted Indebtedness and may allocate portions of such Indebtedness to more than one type of Permitted Indebtedness to the extent applicable.

                  Section 3.10.     Limitation on Restricted Payments.

                  (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a "Restricted Payment"):

                  (1) declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

                  (i) dividends or distributions payable in Qualified Capital Stock of the Company,

                  (ii) dividends or distributions payable to the Company and/or a Restricted Subsidiary, or

                  (iii) pro rata dividends or distributions to the Company and/or a Restricted Subsidiary and minority holders of Capital Stock of a Restricted Subsidiary;

                  (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary, or any direct or indirect parent of the Company, other than Capital Stock held by the Company or another Restricted Subsidiary;

                  (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness of the Company or any Note Guarantor; or

                  (4)      make any Investment (other than Permitted
         Investments);

if at the time of the Restricted Payment immediately after giving effect thereto:

                  (A) a Default or an Event of Default shall have occurred and be continuing;

                  (B) the Company is not able to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.9(a); or

                  (C) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and Restricted Payments, including Restricted Payments made pursuant to Section 3.10(b)(1), (4), (5), (6), (7) and (8), made subsequent to the Issue
         Date up to the date thereof, less any Investment Return calculated as of the date thereof, shall exceed the sum of:

                  (i) 50% of cumulative Consolidated Net Income or, if cumulative Consolidated Net Income is a loss, minus 100% of the loss, accrued during the period, treated as one accounting period, beginning on the first full fiscal quarter after the Issue Date to the end of the most recent fiscal quarter ended prior to the date on which such Restricted Payment is made for which consolidated financial information of the Company is available;

                  plus

                  (ii) 100% of the aggregate net cash proceeds received by the Company from any Person from any:

                  (x) contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock or (b) issuance and sale of Qualified Capital Stock of the Company, in each case, subsequent to the Issue Date, or

                  (y) issuance and sale subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary) of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company, excluding, in each case, any net cash proceeds:

                  (1)      received from a Subsidiary of the Company,

                  (2) used to acquire assets or Capital Stock from an Affiliate of the Company, or

                  (3)      applied in accordance with Section 3.10(b)(2) or (3);

                  plus

                  (iii) $15 million (less the amount of Restricted Payments made pursuant to Section 3.10(b)(8)).

                  (b) Notwithstanding the preceding Section 3.10(a), this covenant does not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted pursuant to Section 3.10(a) on the date of declaration;

                  (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company,

                  (i) in exchange for Qualified Capital Stock of the Company or

                  (ii) through the application of the net cash proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company;

provided, that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such net cash proceeds shall be excluded from Section 3.10(a)(C)(ii); and

                  (3) if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Subsidiary of the Company, of:

                  (i)      Qualified Capital Stock of the Company or

                  (ii) Refinancing Indebtedness of such Person which is Incurred in accordance with Section 3.9 for such Subordinated Indebtedness;

provided, that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from Section 3.10(a)(C)(ii);

                  (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible into Common Stock of the Company from employees or directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors, in an amount not to exceed $2.5 million in the aggregate (excluding any amount reimbursed to the Company pursuant to insurance policies or other third party payments);

                  (5) if no Default or Event of Default shall have occurred and be continuing, the voluntary purchase or other acquisition for value by the Company of any of its 8-3/8% Notes; provided that the aggregate amount of all Restricted Payments made pursuant to this clause (5) will not exceed $35 million;

                  (6) if no Default or Event of Default shall have occurred and be continuing (or would result therefrom), upon the occurrence of a Change of Control and within 60 days after the completion of a Change of Control Offer pursuant to the covenant described under Section 3.8 (including the purchase of the Notes tendered), any purchase or redemption of Subordinated Indebtedness of the Company or any Restricted Subsidiary required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest (if any);

                  (7) if no Default or Event of Default shall have occurred and be continuing (or would result therefrom), upon the occurrence of an Asset Sale and within 60 days after the completion of an Asset Sale Offer to repurchase the Notes pursuant to the covenant described under
         Section 3.11 (including the purchase of the Notes tendered), any purchase or redemption of Subordinated Indebtedness of the Company or any Restricted Subsidiary required pursuant to the terms thereof as a result of such Asset Sale at a purchase or redemption price not to exceed 100% of the outstanding principal amount thereof, plus accrued and unpaid interest (if any); and

                  (8) Restricted Payments of up to $200,000 in the aggregate.

                  (c) In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to Section 3.10(b)(1) (without duplication for the declaration of the relevant dividend),
(4), (5), (6), (7) and (8) shall be included in such calculation, and amounts expended pursuant to Section 3.10(b)(2) and (3) shall not be included in such calculation.

                  Section 3.11.     Limitation on Asset Sales.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

                  (2) at least 75% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of cash or Cash Equivalents received at the time of such Asset Sale.

                  (b) The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 365 days thereof to:

                  (1) repay any Senior Indebtedness of the Company or any Note Guarantor or Indebtedness of any Restricted Subsidiary that is not a Note Guarantor, in each case for borrowed money or constituting a Capitalized Lease Obligation, and permanently reduce the commitments with respect thereto without Refinancing, or

                  (2)      purchase:

                  (i) assets (other than current assets as determined in accordance with GAAP) to be used by the Company or any Restricted Subsidiary in connection with its ongoing business operations,

                  (ii) Capital Stock of a Person engaged solely in a Permitted Business that will become, upon purchase, a Restricted Subsidiary from a Person other than the Company and its Restricted Subsidiaries.

                  (c) To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of the Asset Sale as described in Section 3.11(b)(1) or (2), the Company will make an offer to purchase Notes (the "Asset Sale Offer"), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to, but excluding, the date of purchase (the "Asset Sale Offer Amount"). Pursuant to an Asset Sale Offer, the Company shall purchase from all tendering Holders on a pro rata basis, and, at the Company's option, on a pro rata basis with the holders of any other Senior Indebtedness with similar provisions requiring the Company to offer to purchase the other Senior Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Notes and the other Senior Indebtedness to be purchased equal to such unapplied Net Cash Proceeds.

                  (d) The purchase of Notes pursuant to an Asset Sale Offer shall occur not less than 20 Business Days following the date thereof, or any longer period as may be required by law, nor more than 45 days following the 365th day following the Asset Sale. The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of $5 million. At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of $5 million, shall be applied as required pursuant to this covenant. Pending application in accordance with this covenant, Net Cash Proceeds shall be applied to temporarily reduce revolving credit borrowings which can be reborrowed or invested in Cash Equivalents.

                  (e) Each Asset Sale Offer Notice will be mailed first class, postage prepaid, to the record Holders as shown on the Note Register within 20 days following such 365th day, with a copy to the Trustee offering to purchase the Notes as described in Section 3.11(c). Each notice of an Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Asset Sale Offer Payment Date"). Upon receiving an Asset Sale Offer Notice, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash.

                  (f) On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

                  (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

                  (2) deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

                  (g) To the extent Holders of Notes and holders of other Senior Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw Notes or the other Senior Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company will purchase the Notes and the other Senior Indebtedness on a pro rata basis (based on amounts so tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

                  (h) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.11, the Company shall comply with these laws and regulations and shall not be deemed to have breached its obligations under this
Section 3.11 of the Indenture by doing so.

                  (i) Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds for general corporate purposes of the Company and its Restricted Subsidiaries, subject to any restrictions or obligations imposed by the terms of any Subordinated Indebtedness of the Company or its Restricted Subsidiaries.

                  (j) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 4.1, the Successor Entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

                  (k) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant within 365 days of conversion or disposition.

                  Section 3.12. Limitation on Ownership and Sale of Capital Stock of Restricted Subsidiaries.

                  (a) The Company will not permit any Person other than the Company or another Restricted Subsidiary to, directly or indirectly, own or control any Capital Stock of any Restricted Subsidiary, except for:

                  (1) in the case of a Restricted Subsidiary not organized in the United States, directors' qualifying shares or an immaterial number of shares required to be owned by other Persons pursuant to applicable law;

                  (2) the sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary held by the Company and its Restricted Subsidiaries to any Person other than the Company or another Restricted Subsidiary effected in accordance with, as applicable, Section 3.11 and
         Section 4.1; and

                  (3) in the case of a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the issuance by that Restricted Subsidiary of Capital Stock on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority shareholders of the Restricted Subsidiary, on the other hand, (or on less than a pro rata basis to any minority shareholder if the minority shareholder does not acquire its pro rata amount).

                  Section 3.13. Limitation on Designation of Unrestricted Subsidiaries.

                  (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Section
3.13 (a "Designation") only if:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation and any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are in compliance with Section 3.17;

                  (2) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness pursuant to Section 3.9(a); and

                  (3) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) pursuant to Section

         3.10(a) (other than a Permitted Investment) in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date.

                  (b) Neither the Company nor any Restricted Subsidiary will at any time be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except (1) for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary or
(2) to the extent that the ability to declare a default or accelerate the payment is limited to a default or acceleration on the obligation or instrument of the Company or a Restricted Subsidiary treated as a Restricted Payment and Incurrence of Indebtedness incurred in accordance with Section 3.9 and Section 3.10.

                  (c) The Company may revoke any Designation of a Subsidiary (other than a Receivables Subsidiary) as an Unrestricted Subsidiary (a "Revocation") only if:

                  (1) No Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                  (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

                  (d) The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by a Board Resolution delivered to the Trustee certifying compliance with the preceding provisions.

                  Section 3.14. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  (a) Except as provided in Section 3.14(b), the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

                  (2) make loans or advances to, or Guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

                  (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                  (b) Section 3.14(a) will not apply to encumbrances or restrictions existing under or by reason of:

                  (1)      applicable law;

                  (2)      the Indenture;

                  (3) the indenture governing the 8-3/8% Notes as in effect on the Issue Date, and any amendments or restatements thereof; provided that any amendment or restatement is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date;

                  (4) the Bank Credit Facilities as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, that any amendment, restatement, renewal, replacement or refinancing is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date;

                  (5) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien, in each case permitted to be Incurred under the Indenture;

                  (6) any instrument governing Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (7) restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

                  (8) customary restrictions imposed on the transfer of copyrighted or patented materials or other intellectual property; or

                  (9) an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in Section 3.14(b)(3), (4) or (6); provided, that such Refinancing agreement is not materially more restrictive with respect to such encumbrances or restrictions than those contained in the agreement referred to in such clauses (3), (4) or (6).

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

                  Section 3.15.     Limitation on Liens.

                  (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur or permit to exist any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness or trade payables unless contemporaneously therewith effective provision is made:

                  (1) in the case of the Company or any Restricted Subsidiary other than a Note Guarantor, to secure the Notes and all other amounts due under the Indenture; and

                  (2) in the case of a Note Guarantor, to secure such Note Guarantor's Note Guarantee of the Notes and all other amounts due under the Indenture;

in each case, equally and ratably with such Indebtedness or trade payables (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

                  Section 3.16.     Limitation on Sale and Leaseback
Transactions.

                  (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property unless:

                  (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction in accordance with Section 3.9 and (B) create a Lien on such property securing such Attributable Debt without securing the Notes in accordance with Section 3.15;

                  (2) the consideration received by the Company or any Restricted Subsidiary with respect to such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property that is the subject of such Sale and Leaseback Transaction; and

                  (3) the Company applies the proceeds of such transaction in compliance with Section 3.11.

                  Section 3.17.     Limitation on Transactions with Affiliates.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the

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rendering of any service) with, or for the benefit of, any of its Affiliates
(each an "Affiliate Transaction"), unless:

                  (1) the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company;

                  (2) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $2 million, the terms of such Affiliate Transaction shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

                  (3) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $10 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

                  (b)      Section 3.17(a) above shall not apply to:

                  (1) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

                  (2) reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors;

                  (3) any transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date as in effect on the Issue Date;

                  (4)      any Restricted Payments made in accordance with
         Section 3.10;

                  (5) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and not exceeding $1 million outstanding at any one time;

                  (6) any Qualified Receivables Transaction or any Investment in a Receivables Subsidiary permitted under the Indenture in connection with a Receivables Transaction;

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

                  (7) transactions with Ri-Rent Europe B.V. and Canlift Co. Ltd. in connection with the ordinary operations of those businesses and which are not material to the Company and its Restricted Subsidiaries, taken as a whole; and

                  (8) the issuance of Capital Stock of the Company (other than Disqualified Capital Stock).

                  Section 3.18.     Conduct of Business.

                  The Company and its Restricted Subsidiaries will not engage in any businesses other than a Permitted Business.

                  Section 3.19.     Reports to Holders.

                  (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company will:

                  (1) provide the Trustee and the Holders with the annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections within 15 days after the times specified for the filing of the information, documents and reports under such Sections; and

                  (2) file with the SEC, to the extent permitted, the information, documents and reports referred to in Section 3.19(a)(1) within the periods specified for such filings under the Exchange Act (whether or not applicable to the Company).

                  (b) In addition, at any time when the Company is not subject to or is not current in its reporting obligations under Section 3.19(a)(2), the Company will make available, upon request, to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

                                   ARTICLE IV

                                SUCCESSOR ENTITY

                  Section 4.1.      Merger, Consolidation and Sale of Assets.

                  (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), to any Person unless:

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

                  (1)      either:

                  (i) the Company shall be the surviving or continuing corporation, or

                  (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Successor Entity"):

                              (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

                              (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium and interest on all of the Notes and the performance and observance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to such transaction and the assumption contemplated by Section 4.1(a)(1)(ii)(y) (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Successor Entity, as the case may be:

                  (i) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction, and

                  (ii) shall be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.9(a);

                  (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by Section 4.1(a)(1)(ii)(y) (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

                  (4) each Note Guarantor (including Persons that become Note Guarantors as a result of the transaction) shall have confirmed by supplemental indenture that its Note Guarantee shall apply to the Obligations of the Successor Entity in respect of the Indenture and the Notes; and

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

                  (5) the Company or the Successor Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to the transaction have been satisfied.

For purposes of this covenant, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries (other than, for the avoidance of doubt, in connection with Receivables Transactions) of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (b)      Section 4.1(a)(2)(ii) shall not apply to:

                  (1) any transfer of the properties or assets of a Restricted Subsidiary to the Company or to a Note Guarantor;

                  (2) any merger of a Restricted Subsidiary into the Company or a Note Guarantor;

                  (3) any merger of the Company into a Wholly Owned Restricted Subsidiary created for the purpose of holding the Capital Stock of the Company;

                  (4) a merger between the Company and a newly-created Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States,

         so long as, in each case the Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

                  (c) Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with this covenant, in which the Company is not the continuing corporation, the Successor Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Successor Entity had been named as such. For the avoidance of doubt, compliance with this covenant shall not affect the obligations of the Company (including a Successor Entity, if applicable) under
Section 3.8, if applicable.

                  (d) Each Note Guarantor will not, and the Company will not cause or permit any Note Guarantor to, consolidate with or merge into, or sell or dispose of all or

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

substantially all of its assets to, any Person (other than the Company) that is not a Note Guarantor unless:

                  (1) such Person (if such Person is the surviving entity) assumes all of the obligations of such Note Guarantor in respect of its Note Guarantee by executing a supplemental indenture and providing the Trustee with an Officers' Certificate and Opinion of Counsel, and such transaction is otherwise in compliance with the Indenture;

                  (2) such Note Guarantee is to be released as provided under Section 9.2; or

                  (3) such sale or other disposition of substantially all of such Note Guarantor's assets is made in accordance with Section 3.11 or is a "disposition" that is not deemed to be an Asset Sale pursuant to the definition of Asset Sale.

                                   ARTICLE V

                              DEFAULTS AND REMEDIES

                  Section 5.1.      Events of Default.

                  (a)      The following are "Events of Default":

                  (1) default in the payment when due of the principal of or premium on any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer.

                  (2) default for 30 days or more in the payment when due of interest on any Notes (including additional interest payable under a Registration Rights Agreement).

                  (3) the failure to perform or comply with any of the provisions described in Section 3.11 or Section 4.1;

                  (4) the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in the Indenture or in the Notes for 30 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

                  (5) default by the Company or any Restricted Subsidiary under any Indebtedness (which, in the case of a Limited Recourse Receivables Transaction, shall be the recourse obligations of the Company and its Restricted Subsidiaries thereunder) which:

                           (a) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any applicable grace period provided in such Indebtedness on the date of such default; or

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

                           (b)      results in the acceleration of such
                  Indebtedness prior to its Stated Maturity;

and the principal or accreted amount of Indebtedness covered by (a) or (b) at the relevant time, aggregates $20 million or more.

                  (6) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments against any of them which are not covered by adequate insurance by a solvent insurer of national or international reputation which has acknowledged its obligations in writing, aggregating $20 million or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more;

                  (7)      a Bankruptcy Law Event of Default; or

                  (8) except as permitted by the Indenture, any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, denies or disaffirms such Note Guarantor's obligations under its Note Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  (b) The Company shall deliver to the Trustee upon becoming aware of any Default or Event of Default written notice in the form of an Officers' Certificate of any Default or Event of Default, their status and what action the Company proposes to take in respect thereof.

                  Section 5.2.      Acceleration.

                  (a) If an Event of Default (other than an Event of Default specified in Section 5.1(a)(7) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the unpaid principal of (and premium) and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration." If an Event of Default specified in Section 5.1(a)(7) occurs with respect to the Company, then the unpaid principal of (and premium) and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph (a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

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

                  (1) if the rescission would not conflict with any judgment or decree;

                  (2) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

                  (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

                  (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission shall affect any subsequent Default or impair any rights relating thereto.

                  Section 5.3.      Other Remedies.

                  (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  Section 5.4.      Waiver of Past Defaults.

                  The Holders of a majority in principal amount of the Notes by written consent of such majority may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of, premium or interest on any Notes.

                  Section 5.5. Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Sections 6.1 and 6.2, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

                  Section 5.6. Limitation on Suits. No Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

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                  (a)      such Holder gives to the Trustee written notice of a
continuing Event of Default;

                  (b) Holders of at least 25% in principal amount of the then outstanding Notes make a written request to pursue the remedy;

                  (c) such Holders of the Notes provide to the Trustee indemnity satisfactory to it;

                  (d)      the Trustee does not comply within 60 days; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided, that a Holder of a Note may institute suit for enforcement of payment of principal of and premium or interest on such Note on or after the respective due dates expressed in such Note.

                  Section 5.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including Section 5.6), the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates or repurchase date expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 5.8. Collection Suit by Trustee. If an Event of Default specified in Section 5.1(a)(1) and (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and each Note Guarantor for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in
Section 6.7.

                  Section 5.9.      Trustee May File Proofs of Claim, etc.

                  (a) The Trustee may (irrespective of whether the principal of the Notes is then due):

                  (1) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company, any Note Guarantor or any Subsidiary of the Company or their respective creditors or properties; and

                  (2) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

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

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 6.7.

                  (b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 5.10. Priorities. If the Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 6.7;

                  SECOND: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

                  THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  FOURTH: to the Company or, to the extent the Trustee collects any amount pursuant to Article IX from any Note Guarantor, to such Note Guarantor, or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 5.10.

                  Section 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

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

                                   ARTICLE VI

                                     TRUSTEE

                  Section 6.1.      Duties of Trustee.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of a Default or an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1)      this paragraph (c) does not limit the effect of
         Section 6.1(b);

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.2, 5.4 or 5.5.

                  (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its

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

duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VI and to the provisions of the TIA.

                  (h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

                  Section 6.2.      Rights of Trustee. Subject to Section 6.1:

                  (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) If the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or

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

unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  Section 6.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Note Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

                  Section 6.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

                  Section 6.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note (including payments pursuant to the required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

                  Section 6.6. Reports by Trustee to Holders. The Trustee shall comply with TIA Section 313. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

                  Section 6.7.      Compensation and Indemnity.

                  (a) The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation

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shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

                  (b) The Company and the Note Guarantors shall jointly and severally indemnify the Trustee against any and all loss, damage, claim liability, expense (including reasonable attorneys' fees and expenses) and taxes (other than those measured by or determined by the income of the Trustee) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 6.7) and of defending itself against any claims (whether asserted by any Holder, the Company, any Note Guarantor or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith.

                  (c)      To secure the Company's payment obligations in this
Section 6.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 6.7 shall not be subordinate to any other liability or Indebtedness of the Company.

                  (d)      The Company's payment obligations pursuant to this
Section 6.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Bankruptcy Law Event of Default specified in Section 5.1(a)(7), the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in this Section 6.7 or Section 5.10.

                  Section 6.8.      Replacement of Trustee.

                  (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company. The Company shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 6.10;

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                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  (b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.7.

                  (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section 6.8, the Company's obligations under Section 6.7 shall continue for the benefit of the retiring Trustee.

                  Section 6.9.      Successor Trustee by Merger.

                  (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  (b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such

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cases such certificates shall have the full force which it is anywhere in the
Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  Section 6.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  Section 6.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VII

                       DEFEASANCE; DISCHARGE OF INDENTURE

                  Section 7.1.      Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option, at any time, elect to have either Section 7.1(b) or (c) be applied to all Outstanding Notes upon compliance with the conditions set forth in Section 7.2.

                  (b) Upon the Company's exercise under paragraph (a) of this Section 7.1 of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 7.2, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date all of the conditions set forth in Section 7.2 (including Section 7.2(4)(b)) are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes on the 91st day after the deposit specified in Section 7.2(1), which shall thereafter be deemed to be Outstanding only for the purposes of Section 7.3 and the other Sections of this Indenture referred to in clause (i) or (ii) of this paragraph (b), and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

                  (i) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 7.3, and as more fully set forth in Section 7.3, payments in respect of the principal of, premium, and interest on such Notes when such payments are due,

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                  (ii)     the Company's obligations with respect to such Notes
                           under Article II and Section 3.2,

                  (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and

                  (iv)     this Article VII.

Subject to compliance with this Article VII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) of this Section 7.1.

                  (c) Upon the Company's exercise under paragraph (a) of this Section 7.1 of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the applicable conditions set forth in
Section 7.2, be released from its obligations under the covenants contained in Sections 3.4, 3.5, 3.8 through 3.19, and 4.1(a)(2), (3) and (4) with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company, its Restricted Subsidiaries and the Note Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 5.1(a)(3), (4), (5), (6), (8) and 5.2, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                  Section 7.2. Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

                  (1) the Company irrevocably deposits with the Trustee, in trust for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, and interest on the Notes on the stated date for payment thereof;

                  (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and independent of the Company confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a

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

         ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and independent of the Company confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on (a) the date of such deposit pursuant to Section 7.2(1) (other than a Default or Event of Default resulting from the failure to comply with Section 3.9 as a result of the borrowing of funds required to effect such deposit), or (b) in the case of Legal Defeasance, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit, and the Trustee shall have received Officers' Certificates to such effect on the date of such deposit and, in the case of Legal Defeasance, on such 91st day;

                  (5) the Trustee shall have received an Officers' Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

                  (8) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any

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

         applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

                  (9) the Company shall have delivered to the Trustee an Opinion of Counsel that is not an employee of the Company (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit either does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

                  Section 7.3. Application of Trust Money. The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations, together with earnings thereon deposited with it pursuant to this Article VII. It shall apply the deposited money and the U.S. Legal Tender from U.S. Government Obligations, together with earnings thereon, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 7.2 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

                  Section 7.4.      Repayment to Company.

                  (a) The Trustee and the Paying Agent shall promptly turn over to the Company, or if deposited with the Trustee by any Note Guarantor, to such Note Guarantor, upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

                  (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company or any Note Guarantor, as the case may be, upon request, any money held by them for the payment of principal of, premium or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

                  Section 7.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  Section 7.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the obligations of the Company and each Note Guarantor under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VII; provided, however, that, if the Company or the Note

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

Guarantors, as the case may be, have made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Company or the Note Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                  Section 7.7. Satisfaction and Discharge. The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all Outstanding Notes when:

                  (a)      either:

                  (1) all the Notes theretofore executed, authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

                  (2) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

                  (b) the Company has paid all other sums payable under this Indenture and the Notes by the Company; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                                  ARTICLE VIII

                                   AMENDMENTS

                  Section 8.1.      Without Consent of Holders.

                  (a) The Company, the Note Guarantors and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

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                  (2)      to comply with Article IV in respect of the
         assumption by a Successor Entity of the obligations of the Company under the Notes and this Indenture;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of
         Section 163(f) of the Code;

                  (4) to add guarantees with respect to the Notes or to secure the Notes;

                  (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

                  (7) to make any change that does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect (it being understood that the Trustee will be entitled to rely on such evidence it deems appropriate in formulating this opinion, including an Opinion of Counsel and Officer's Certificate);

                  (8) to provide for the issuance of the Exchange Notes and Private Exchange Securities, which will have terms substantially identical to the other Outstanding Notes except for the requirement of a Private Placement Legend and related transfer restrictions under the Securities Act and this Indenture and as to the applicability of additional interest payable as provided in Section 2.13, and which will be treated, together with any other Outstanding Notes, as a single issue of securities; or

                  (9) to provide for the issuance of Additional Notes as permitted by Sections 2.2(c) and 2.12, which will have terms substantially identical to the other Outstanding Notes except as specified in Section 2.12 or 2.13, and which will be treated, together with any other Outstanding Notes, as a single issue of securities.

                  (b)      After an amendment or supplement under this Section
8.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 8.1.

                  Section 8.2.      With Consent of Holders.

                  (a) The Company, the Note Guarantors and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to Section 5.4, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Notes may waive compliance by the

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

Company with any provision of this Indenture or the Notes without notice to any other Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver may not:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

                  (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Notes;

                  (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes or provide for the redemption of any Notes prior to their fixed maturity;

                  (4) make any Notes payable in money other than that stated in the Notes;

                  (5) make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of, premium and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Outstanding Notes to waive Defaults or Events of Default;

                  (6) amend, change or modify in any material respect any obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated;

                  (7) make any change in the ranking of any Note that adversely affects the rights of any holder;

                  (8) eliminate or modify in any manner the obligations of a Note Guarantor with respect to its Note Guarantee, which adversely affects Holders in any material respect, except as expressly otherwise provided for in this Indenture; or

                  (9) make any change in the amendment provisions which require the consent of each Holder or in the waiver provisions which require the consent of each Holder.

                  (b) It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (c)      After an amendment, supplement or waiver under this
Section 8.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all Holders, or any

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

defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 8.2.

                  Section 8.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

                  Section 8.4.      Revocation and Effect of Consents and
Waivers.

                  (a) A consent to an amendment or a supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, a supplement or waiver becomes effective. After an amendment, a supplement or waiver becomes effective, it shall bind every Holder. An amendment, a supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 8.2.

                  (b) The Company may, but shall not be obligated to, fix a record date, which need not be the date provided in 316(c) of the TIA to the extent it would otherwise be applicable, for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 90 days after such record date or, if none is set, after the date given.

                  Section 8.5. Notation on or Exchange of Notes. If an amendment or a supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will execute and upon Company Order the Trustee will authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

                  Section 8.6. Trustee to Sign Amendments or Supplements. The Trustee shall sign any amendment or supplement authorized pursuant to this
Article VIII if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 6.1 and 6.2) shall be fully protected in relying upon, such evidence as it deems appropriate, including solely on an

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Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture.

                                   ARTICLE IX

                                 NOTE GUARANTEES

                  Section 9.1.      Note Guarantees.

                  (a) Each Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder and the Trustee the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of the Obligations (such guaranteed Obligations, the "Guaranteed Obligations"). Each Note Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article IX notwithstanding any extension or renewal of any Obligation. Each Note Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Note Guarantee.

                  (b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Note Guarantor; or (vi) any change in the ownership of the Company.

                  (c) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

                  (d) The obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

                  (e) Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

                  (f) In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against each Note Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration or otherwise, each Note Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:

                  (i) the unpaid amount of such Obligations then due and owing; and

                  (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

                  (g) Each Note Guarantor further agrees that, as between such Note Guarantor, on the one hand, and the Holders, on the other hand:

                  (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

                  (ii) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of its Note Guarantee.

                  Section 9.2. Limitation on Liability; Termination, Release and Discharge.

                  (a) The obligations of each Note Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

                  (b) A Note Guarantor will be released and relieved of its obligations under its Note Guarantee in the event:

                  (1)      there is a Legal Defeasance of the Notes as described

         in Section 7.1;

                  (2) there is a sale or other disposition of Capital Stock of such Note Guarantor following which such Note Guarantor is no longer a direct or indirect Subsidiary of the Company;

                  (3) there is any sale or other disposition of all or substantially all of the assets of such Note Guarantor to a third party, other than the Company or an Affiliate of the Company (including by way of merger or consolidation), if the Company applies the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture and such Note Guarantor is no longer a Material Domestic Subsidiary after giving effect thereto;

                  (4) there is a merger or dissolution of such Note Guarantor into the Company or another Note Guarantor; or

                  (5) in the event such Note Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 3.13;

provided, that the transaction pursuant to which a Note Guarantor is released and relieved of its obligations under its Note Guarantee is carried out pursuant to and in accordance with any other applicable provisions of the Indenture.

                  Section 9.3. Right of Contribution. Each Note Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Note Guarantor in a pro rata amount, based on the net assets of each Note Guarantor determined in accordance with GAAP. The provisions of this Section 9.3 shall in no respect limit the obligations and liabilities of each Note Guarantor to the Trustee and the Holders and each Note Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Note Guarantor hereunder.

                  Section 9.4. No Subrogation. Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash or Cash Equivalents of all Obligations and all obligations to which the Obligations are subordinated. If any amount shall be paid to any Note Guarantor on account of such subrogation rights at any time when all of the Obligations and all obligations to which the Obligations are subordinated shall not have been paid in full in cash or Cash Equivalents, such amount shall be held by such Note Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Note Guarantor, and shall, forthwith upon receipt by such Note Guarantor, be turned over to the Trustee in the exact form received by such Note Guarantor (duly endorsed by such

Note Guarantor to the Trustee, if required), to be applied against the Obligations or obligations to which the Obligations are subordinated.

                  Section 9.5. Additional Note Guarantees. The Company will cause any Person that shall become a Material Domestic Subsidiary (an "Additional Note Guarantor") to concurrently grant a guarantee (an "Additional Note Guarantee") of the Company's obligations under this Indenture, any applicable Registration Rights Agreement and the Notes to the same extent that the Note Guarantors have guaranteed the Company's obligations under this Indenture, the Issue Date Registration Rights Agreement and the Notes by executing a Supplemental Indenture substantially in the form of Exhibit E; provided, however, that each Additional Note Guarantor will be automatically and unconditionally released and discharged from its obligations under such Additional Note Guarantee only in accordance with Section 9.2.

                                   ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

                  Section 10.2.     Notices.

                  (a) Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company or any Note Guarantor:

                  JLG Industries, Inc.
                  1 JLG Drive
                  McConnellsburg, PA 17233-9533

                  if to the Trustee:

                  The Bank of New York
                  Corporate Trust Administration
                  101 Barclay Street
                  New York, NY 10286

The Company, any Note Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (b) Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  (d) Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Note Guarantors.

                  Section 10.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Note Guarantees. The Company, the Note Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  Section 10.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Section 10.5. Statements Required in Certificate or Opinion. Each certificate or opinion, including any Opinion of Counsel, with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

                  Section 10.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  Section 10.7. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  Section 10.8.     Governing Law, Waiver of Jury Trial, etc.

                  (a) THIS INDENTURE (INCLUDING EACH NOTE GUARANTEE) AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE, EACH NOTE GUARANTEE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO.

                  (b)      The Company and each Note Guarantor hereby:

                  (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture (including the Note Guarantees) or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York,

                  (ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,

                  (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,

                  (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

                  (v) agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

                  (c) Nothing in this shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

                  Section 10.9. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

                  Section 10.10. Successors. All agreements of the Company and the Note Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 10.11. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

                  Section 10.12. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 10.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Issue Date Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Note Guarantors, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  Section 10.14. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                           JLG INDUSTRIES, INC.
                                      By: ______________________________________
                                           Name:
                                           Title:

                                           ACCESS FINANCIAL SOLUTIONS, INC.
                                      By: _____________________________________
                                           Name:
                                           Title:

                                           FULTON INTERNATIONAL, INC.
                                      By: ______________________________________
                                           Name:
                                           Title:

                                           JLG EQUIPMENT SERVICES, INC.
                                      By: ______________________________________
                                           Name:
                                           Title:

                                           JLG MANUFACTURING, LLC.
                                      By: ______________________________________
                                           Name:
                                           Title:

                                           GRADALL INDUSTRIES, INC..
                                      By: ______________________________________
                                           Name:
                                           Title:

                                           THE GRADALL COMPANY
                                      By: ______________________________________
                                           Name:
                                           Title:

                                           THE BANK OF NEW YORK,
                                           as Trustee

                                      By:_______________________________________
                                           Name:
                                           Title:

                                                          RULE 144A/REGULATION S
                                                                        APPENDIX

                      PROVISIONS RELATING TO INITIAL NOTES,
                           PRIVATE EXCHANGE SECURITIES
                               AND EXCHANGE NOTES

1. Definitions.

         1.1  Definitions.

         Capitalized terms used but not otherwise defined in this Appendix shall have the meanings assigned in the Indenture. For the purposes of this Appendix the following terms shall have the meanings indicated below:

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of DTC, Euroclear and Clearstream, for such a Temporary Regulation S Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Clearstream" means Clearstream Banking, societe anonyme, or any successor Securities clearing agency.

         "Definitive Note" means a certificated Initial Note or Exchange Note or Private Exchange Security bearing, if required, the restricted notes legend set forth in Section 2.3(e).

         "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor notes clearing agency.

         "Exchange Notes" means (1) the 8-1/4% Senior Notes due 2008 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

         "Initial Purchasers" means (1) with respect to the Initial Notes issued on the Issue Date, Credit Suisse First Boston LLC, Deutsche Bank Securities, Inc., Banc One Capital Markets, Inc., BMO Nesbitt Burns Corp., Credit Lyonnais Securities (USA) Inc., NatCity Investments, Inc. and SunTrust Capital Markets, Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

         "Initial Notes" means (1) US$125 million aggregate principal amount of 8-1/4% Senior Notes due 2008 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

         "Notes Custodian" means the custodian with respect to a Global Note (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

         "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

         "Private Exchange Securities" means any 8-1/4% Senior Notes due 2008 issued in connection with a Private Exchange.

         "Purchase Agreement" means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated April 30, 2003, among the Company, the Subsidiary Guarantors, the Initial Purchasers and the Trustee and
(2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Subsidiary Guarantors, the Trustee and the Persons purchasing such Additional Notes.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

         "Rule 144A Notes" means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

         "Securities" means the Initial Notes, the Exchange Notes and the Private Exchange Securities, treated as a single class.

         "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private Exchange Securities pursuant to a Registration Rights Agreement.

         "Transfer Restricted Notes" means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

         1.2 Other Definitions.

                                                               Defined in
                          Term                                  Section:
                          ----                                  --------
"Agent Members"............................................      2.1(b)
"Global Notes".............................................      2.1(a)
"Permanent Regulation S Global Note........................      2.1(a)
"Regulation S".............................................      2.1(a)
"Rule 144A"................................................      2.1(a)
"Rule 144A Global Note.....................................      2.1(a)
"Temporary Regulation S Global Note........................      2.1(a)

2. The Notes.

         2.1 (a) Form and Dating. The Initial Notes will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and (ii) Persons other than U.S. Persons (as defined in Regulation
S) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "Rule 144A Global Note") and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global Notes in definitive, fully registered form (collectively, the "Temporary Regulation S Global Note"), in each case without interest coupons and with the global Notes legend and restricted Notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian, and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note, a permanent global Note (the "Permanent Regulation S Global Note"), or any other Note without a legend containing restrictions on transfer of such Note prior to the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as "Global Notes". The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee as hereinafter provided.

         (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of DTC.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of DTC for such Global Note or Global Notes or the nominee of DTC and (b) shall be delivered by the Trustee to DTC or pursuant to DTC's instructions or held by the Trustee as custodian for DTC.

         Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat DTC as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

         (c) Certificated Notes. Except as provided in this Section 2.1 or
Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

         2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of US$125 million 8-1/4% Senior Notes due 2008, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the Company Order pursuant to Section 2.2 of the Indenture and (3) Exchange Notes or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a Company Order. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.12 of the Indenture, shall certify that such issuance is in compliance with Section 3.9 of the Indenture.

         2.3  Transfer and Exchange.

         (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

                  (x) to register the transfer of such Definitive Notes; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

                  (ii) if such Definitive Notes are required to bear a restricted Notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                  (B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

                  (C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act,; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth in Exhibits B, C or D, as applicable) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
                           Section 2.3(e)(i).

         (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) certification, in the form set forth in Exhibit B or C, as applicalbe, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

                  (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the DTC account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between DTC and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so cancelled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate of the Company, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

         (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through DTC, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions, instruct DTC to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor DTC or a nominee of such successor DTC.

                  (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, prior to the consummation of a

         Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth in Exhibit B or C, as applicable, intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

         (d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Note is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S,
(iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable Notes laws of any state of the United States.

         (e) Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER

                  THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Each Definitive Note will also bear the following additional legend:

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth in Exhibit D) and delivers an opinion of counsel reasonably satisfactory to the Registrar.

                  (iii) After a transfer of any Initial Notes or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Securities, as the case may be, all requirements pertaining to legends relating to the restrictions on transfer relating to the Securities Act on such Initial Note or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Security or an Initial Note or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Note or Private Exchange Security or appropriate directions to transfer such Holder's interest in the Global Note, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restrictive Notes legend relating to the restrictions on transfer relating to the Securities Act set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Securities in global form with the global Notes legend and the Restricted Notes Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

         (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, purchased or canceled, such Global Note shall be returned to DTC for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

         (g)  Obligations with Respect to Transfers and Exchanges of Notes.

                  (i) To permit registrations of transfers and exchanges made in accordance with the Indenture, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's or co registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.8, 3.11, 3.12 and 8.5 of the Indenture).

                  (iii) The Registrar or co registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase Notes or 15 Business Days 10 before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and interest on, such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co registrar shall be affected by notice to the contrary.

                  (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

         (h) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4 Certificated Notes.

         (a) A Global Note deposited with DTC or with the Trustee as Notes Custodian for DTC pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) DTC notifies the Company that it is unwilling or unable to continue as depository for such Global Note and DTC fails to appoint a successor depositary or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

         (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by DTC to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of US$1,000 principal amount and any integral multiple thereof and registered in such names as DTC shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the restricted Notes legend set forth in Exhibit 1 hereto.

         (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         (d) In the event of the occurrence of one of the events specified in
Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX

                                  FORM OF NOTE

                              [Global Notes Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT AND THE CLOSING OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

                            [Restricted Notes Legend]

                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                   [Temporary Regulation S Global Note Legend]

                  EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40 DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (I) TO THE ISSUER, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE

WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

                  BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF
(1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                  BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.A. OR CLEARSTREAM BANKING SOCIETE ANONYME.

                            [Definitive Notes Legend]

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                              FORM OF FACE OF NOTE

No. [___]                                     Principal Amount $[______________]

                  [If the Note is a Global Note include the following two lines:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                          CUSIP NO. [__________]

                                                          ISIN NO. [___________]

                  JLG Industries, Inc., a Pennsylvania corporation, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on May 1, 2008.

                  Interest Payment Dates:            May 1 and November 1
                  Record Dates:                      April 15 and October 15

                  Additional provisions of this Note are set forth on the other side of this Note.

                                           JLG INDUSTRIES, INC.
                                           By:__________________________________
                                               Name:
                                               Title:

                                           By: _________________________________
                                                Name:
                                                Title:

TRUSTEE'S CERTIFICATE
 OF AUTHENTICATION

The Bank of New York, as
Trustee, certifies that this is one
of the Notes referred to in the
Indenture.

By: ________________________________
                Authorized Signatory       Date: _______________________________

                          FORM OF REVERSE SIDE OF NOTE

                          8-1/4% SENIOR NOTES DUE 2008

1.       Interest

                  JLG Industries, Inc., a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

                  The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing November 1, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including the Issue Date. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest ("Defaulted Interest") without regard to any applicable grace periods at the rate of 2.0% per annum in excess of the rate shown on this Note, as provided in the Indenture.

2.       Method of Payment

                  Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled or repurchased after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

                  Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than

15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

                  Initially, The Bank of New York (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or any Note Guarantor may act as Paying Agent, Registrar or co-Registrar.

4.       Indenture; Guarantees

                  The Company issued the Notes under an Indenture, dated as of May 5, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

                  The Notes are general unsecured obligations of the Company limited to $225,000,000 aggregate principal amount, of which $125,000,000 in aggregate principal amount will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes of up to an additional $100,000,000 aggregate principal amount of 8-1/4% Senior Notes Due 2008. All Notes will be treated as a single class of securities under the Indenture.

                  The Indenture imposes certain limitations on, among other things, the ability of the Company and its Restricted Subsidiaries to: Incur Indebtedness, make Restricted Payments, incur Liens, make Asset Sales, enter into Sale and Leaseback Transactions, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company's and its Restricted Subsidiaries' assets.

                  To guarantee the due and punctual payment of the principal of, premium and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, Access Financial Solutions, Inc., Fulton International, Inc., JLG Equipment Services, Inc., JLG Manufacturing, LLC, Gradall Industries, Inc. and The Gradall Company have unconditionally guaranteed (and each future Material Domestic Subsidiary will unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the Indenture. Each Note Guarantee will be subject to release as provided in the Indenture.

5.       Repurchase Provisions

                  Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase. Within 20 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Offer Notice. As more fully described in the Indenture, the Change of Control Offer Notice shall state, among other things, the Change of Control Payment Date, which must be a Business Day no earlier than 30 calendar days nor later than 60 calendar days from the date the notice is mailed, other than as may be required by law.

                  Asset Sale Offer. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Company will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder's Notes, and at the Company's option, on a pro rata basis other Senior Indebtedness with similar provisions requiring the Company to offer to purchase the Senior Indebtedness with the proceeds of Asset Sales, at 100% of the principal amount thereof, plus accrued interest (if any) to, but excluding, the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.

6.       Denominations; Transfer; Exchange

                  The Notes are in fully registered form without coupons, and only in denominations of principal amount of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase Notes or 15 Business Days before an interest payment date.

7.       Persons Deemed Owners

                  The registered holder of this Note may be treated as the owner of it for all purposes.

8.       Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9.       Discharge Prior to Maturity

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity.

10.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with
Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Exchange Notes or Additional Notes.

11.      Defaults and Remedies

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

12.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.      No Recourse Against Others

                  An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.      Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

15.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

16.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

17.      ISIN Numbers

                  The Company has caused ISIN numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

18.      Governing Law

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                              JLG Industries, Inc.
                                   1 JLG Drive
                          McConnellsburg, PA 17233-9533
                         Attention: Corporate Secretary

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to

                      (Print or type assignee's name, address and zip code)

                      (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint _________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________           Your Signature:___________________________

Signature Guarantee:_______________________________
                     (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

                     [To be attached to Global Notes only]:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

                  The following increases or decreases in this Global Note have been made:

                                                      Principal
                   Amount of         Amount of      Amount of this     Signature of
                  decrease in       increase in      Global Note       authorized
                   Principal         Principal      following such    signatory of
 Date of         Amount of this    Amount of this    decrease or     Trustee or Note
Exchange          Global Note       Global Note       increase          Custodian
--------         --------------    --------------   --------------   ---------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 or Section 3.11 of the Indenture, check either box:

                      [ ]                           [ ]
                      SECTION 3.8                   SECTION 3.11

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.8 or Section 3.11 of the Indenture, state the principal amount (which must be an integral multiple of $1,000) that you want to have purchased by the Company: $

Date:_________ Your Signature________________________________________
               (Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:_______________________________________________
                     (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

                                                                       EXHIBIT A

                          FORM OF FACE OF EXCHANGE NOTE
                       OR PRIVATE EXCHANGE SECURITY */**/

------------------------

*/ If the Note is to be issued in global form add the Global Notes Legend from
Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

**/ If the Note is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Notes Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such
Exhibit 1.

                              FORM OF FACE OF NOTE

No. [___]                                     Principal Amount $[______________]

                  [If the Note is a Global Note include the following two lines:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                          CUSIP NO. [__________]

                                                          ISIN NO. [___________]

                  JLG Industries, Inc., a Pennsylvania corporation, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on May 1, 2008.

                  Interest Payment Dates:         May 1 and November 1
                  Record Dates:                   April 15 and October 15

                  Additional provisions of this Note are set forth on the other side of this Note.

                                           JLG INDUSTRIES, INC.
                                           By: _________________________________
                                                Name:
                                                Title:

                                           By: _________________________________
                                                Name:
                                                Title:

TRUSTEE'S CERTIFICATE
 OF AUTHENTICATION

The Bank of New York, as
Trustee, certifies that this is one
of the Notes referred to in the
Indenture.

By: ________________________________
          Authorized Signatory                  Date: __________________________

                          FORM OF REVERSE SIDE OF NOTE

                          8-1/4% SENIOR NOTES DUE 2008

1.       Interest

                  JLG Industries, Inc., a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

                  The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing November 1, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including the Issue Date. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest ("Defaulted Interest") without regard to any applicable grace periods at the rate of 2.0% per annum in excess of the rate shown on this Note, as provided in the Indenture.

2.       Method of Payment

                  Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled or repurchased after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

                  Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than

15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

                  Initially, The Bank of New York (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or any Note Guarantor may act as Paying Agent, Registrar or co-Registrar.

4.       Indenture; Guarantees

                  The Company issued the Notes under an Indenture, dated as of May 5, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

                  The Notes are general unsecured obligations of the Company limited to $225,000,000 aggregate principal amount, of which $125,000,000 in aggregate principal amount will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes of up to an additional $100,000,000 aggregate principal amount of 8-1/4% Senior Notes Due 2008. All Notes will be treated as a single class of securities under the Indenture.

                  The Indenture imposes certain limitations on, among other things, the ability of the Company and its Restricted Subsidiaries to: Incur Indebtedness, make Restricted Payments, incur Liens, make Asset Sales, enter into Sales and Leaseback Transactions, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company's and its Restricted Subsidiaries' assets.

                  To guarantee the due and punctual payment of the principal of, premium and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, Access Financial Solutions, Inc., Fulton International, Inc., JLG Equipment Services, Inc., JLG Manufacturing, LLC, Gradall Industries, Inc. and The Gradall Company have unconditionally guaranteed (and each future Material Domestic Subsidiary will unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the Indenture. Each Note Guarantee will be subject to release as provided in the Indenture.

5.       Repurchase Provisions

                  Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase. Within 20 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Offer Notice. As more fully described in the Indenture, the Change of Control Offer Notice shall state, among other things, the Change of Control Payment Date, which must be a Business Day no earlier than 30 calendar days nor later than 60 calendar days from the date the notice is mailed, other than as may be required by law.

                  Asset Sale Offer. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Company will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder's Notes, and at the Company's option, on a pro rata basis other Senior Indebtedness with similar provisions requiring the Company to offer to purchase the Senior Indebtedness with the proceeds of Asset Sales, at 100% of the principal amount thereof, plus accrued interest (if any) to, but excluding, the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.

6.       Denominations; Transfer; Exchange

                  The Notes are in fully registered form without coupons, and only in denominations of principal amount of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase Notes or 15 Business Days before an interest payment date.

7.       Persons Deemed Owners

                  The registered holder of this Note may be treated as the owner of it for all purposes.

8.       Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9.       Discharge Prior to Maturity

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity.

10.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with
Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Exchange Notes or Additional Notes.

11.      Defaults and Remedies

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

12.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.      No Recourse Against Others

                  An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.      Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

15.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

16.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

17.      ISIN Numbers

                  The Company has caused ISIN numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

18.      Governing Law

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                              JLG Industries, Inc.
                                   1 JLG Drive
                          McConnellsburg, PA 17233-9533
                         Attention: Corporate Secretary

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to

                     (Print or type assignee's name, address and zip code)

                     (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint _________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________         Your Signature:_____________________________

Signature Guarantee:__________________________________________
                     (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

                     [To be attached to Global Notes only]:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

                  The following increases or decreases in this Global Note have been made:

                                                      Principal
                   Amount of         Amount of      Amount of this     Signature of
                  decrease in       increase in      Global Note       authorized
                   Principal         Principal      following such    signatory of
 Date of         Amount of this    Amount of this    decrease or     Trustee or Note
Exchange          Global Note       Global Note       increase          Custodian
--------         --------------    --------------   --------------   ---------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 or Section 3.11 of the Indenture, check either box:

                       [ ]                           [ ]
                       SECTION 3.8                   SECTION 3.11

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.8 or Section 3.11 of the Indenture, state the principal amount (which must be an integral multiple of $1,000) that you want to have purchased by the Company: $

Date:________  Your Signature___________________________
               (Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:___________________________________________________
                    (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

                                                                       EXHIBIT B

                FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB

                                                  [Date]

The Bank of New York
Corporate Trust Administration
101 Barclay Street
New York, NY 10286

           Re: 8-1/4% Senior Notes Due 2008 (the "Notes") of JLG Industries, Inc. (the "Company")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture, dated as of May 5, 2003 (as amended and supplemented from time to time, the "Indenture"), between the Company, the Note Guarantors party thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to $___________ aggregate principal amount of Notes [in the case of a transfer of an interest in a Permanent or Temporary Regulation S Global Note: which represents an interest in a Permanent or Temporary Regulation S Global Note beneficially owned by] [in the case of a transfer of an interest in a Rule 144A Global Note: which represents an interest in a Rule 144A Global Note beneficially owned by] the undersigned (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

                  In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  _______________________________

                  Authorized Signature

                                                                       EXHIBIT C

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                       TRANSFERS PURSUANT TO REGULATION S

                                                 [Date]

The Bank of New York
Corporate Trust Administration
101 Barclay Street
New York, NY 10286

          Re: 8-1/4% Senior Notes Due 2008 (the "Notes") of JLG Industries, Inc. (the "Company")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture, dated as of May 5, 2003 (as amended and supplemented from time to time, the "Indenture"), between the Company, the Note Guarantors party thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  In connection with our proposed sale of $________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a Permanent or Temporary Regulation S Global Note: which represents an interest in a Permanent or Temporary Regulation S Global Note beneficially owned by] [in the case of a transfer of an interest in a Rule 144A Global Note: which represents an interest in a Rule 144A Global Note beneficially owned by] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the Notes was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
(ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (e) we are the beneficial owner of the principal amount of Notes being transferred.

                  In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  _______________________________
                  Authorized Signature

                                                                       EXHIBIT D

                         FORM OF RULE 144 CERTIFICATION

                                                 [Date]

The Bank of New York
Corporate Trust Administration
101 Barclay Street
New York, NY 10286

          Re: 8-1/4% Senior Notes Due 2008 (the "Notes") of JLG Industries, Inc. (the "Company")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture, dated as of May 5, 2003 (as amended and supplemented from time to time, the "Indenture"), between the Company, the Note Guarantors party thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  In connection with our proposed sale of $________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a Permanent or Temporary Regulation S Global Note: which represents an interest in a Permanent or Temporary Regulation S Global Note beneficially owned by] [in the case of a transfer of an interest in a Rule 144A Global Note: which represents an interest in a Rule 144A Global Note beneficially owned by] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  _______________________________
                  Authorized Signature

                                                                       EXHIBIT E

                        FORM OF ADDITIONAL NOTE GUARANTEE

                  This Supplemental Indenture, dated as of [__________] (this "Supplemental Indenture"), between [name of Additional Note Guarantor], a [________] [corporation][limited liability company] (the "New Note Guarantor"), JLG Industries, Inc., a Pennsylvania corporation (together with its successors and assigns, the "Company"), each other Note Guarantor under the Indenture referred to below, and The Bank of New York, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of May 5, 2003 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 8-1/4% Senior Notes Due 2008 of the Company (the "Notes");

                  WHEREAS, pursuant to Section 9.5 of the Indenture, the Company is required to cause each Material Domestic Subsidiary created or acquired by the Company to execute and deliver to the Trustee an Additional Note Guarantee pursuant to which such Material Domestic Subsidiary will unconditionally guarantee, jointly and severally with the other Note Guarantors, the Company's full and prompt payment of the Obligations (as defined in the Indenture) in respect of the Indenture and the Notes; and

                  WHEREAS, pursuant to Section 8.1 of the Indenture, the Trustee, the Company and the existing Note Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Note Guarantor, the Company, each other Note Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                                    Article I
                                   Definitions

                  Section 1.1. Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

                                   Article II
                        Agreement to be Bound; Guarantee

                  Section 2.1. Agreement to be Bound. The New Note Guarantor hereby becomes a party to the Indenture as a Note Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Note Guarantor under the Indenture. The New Note Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a Note Guarantor and to perform all of the obligations and agreements of a Note Guarantor under the Indenture.

                  Section 2.2. Guarantee. The New Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of the Obligations, all as more fully set forth in Article IX of the Indenture.

                                   Article III
                                  Miscellaneous

                  Section 3.1. Notices. Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to the New Note Guarantor.

                  Section 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

                  Section 3.3. Governing Law, etc. This Supplemental Indenture shall be governed by the provisions set forth in Section 10.8 of the Indenture.

                  Section 3.4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

                  Section 3.5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

                  Section 3.6. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

                  Section 3.7. Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                           JLG INDUSTRIES, INC.

                                           By: _________________________________
                                                Name:
                                                Title:
                                           [NAME OF NEW NOTE GUARANTOR],
                                           as a Note Guarantor

                                           By: _________________________________
                                                Name:
                                                Title:

   [COMPLETE THE FOLLOWING SIGNATURE BLOCK FOR EACH EXISTING NOTE GUARANTOR:]

                                           [NAME OF NEW NOTE GUARANTOR],
                                           as a Note Guarantor

                                           By: _________________________________
                                                 Name:
                                                 Title:
                                           THE BANK OF NEW YORK,
                                           as Trustee

                                           By: _________________________________
                                                Name:
                                                Title: